As filed with the Securities and Exchange Commission on April 30, 1997

                                                  Registration No. 333-_________
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------



                                    FORM S-3
                             REGISTRATION STATEMENT
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED

                      ------------------------------------


                               PHARMOS CORPORATION
             (Exact name of registrant as specified in its charter)

              Nevada                                     36-3207413
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                               2 Innovation Drive
                             Alachua, Florida 32615
                                 (904) 462-1210
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                      ------------------------------------

                                 GAD RIESENFELD
                               2 Innovation Drive
                             Alachua, Florida 32615
                                 (904) 462-1210
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                      ------------------------------------

                                   Copies to:
                             ADAM D. EILENBERG, ESQ.
                               Eilenberg & Zivian
                          666 Third Avenue, 30th Floor
                            New York, New York 10017

                      ------------------------------------

     Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of the registration statement

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. |X|

                         CALCULATION OF REGISTRATION FEE

                                                           Proposed            Proposed
                                                           Maximum             Maximum              Amount of
Title of Each Class of                Amount to be         Offering Price      Aggregate            Registration
Securities to be Registered           Registered           Per Unit            Price                Fee
----------------------------------------------------------------------------------------------------------------
Shares of Common stock to be         10,000,000(2)           $1.37(4)         $13,700,000              $4,152
sold by Selling Security
holders(1)

Shares of Common Stock                  159,000(3)           $1.75               $278,250                 $84
issuable upon exercise of
Warrants to purchase 159,000
Shares at $1.75 per share
-----------------------------------------------------------------------------------------------------------------
Total Registration Fee                                                        $13,978,250              $4,236


(1) To be offered by selling security holders, after conversion of preferred shares, which can be converted in initially two 40% increments and then in a 20% increment over a period of 270 days.

(2) Assumes conversion price for all the preferred stock at $0.60, which is estimated for the purpose of determining the maximum number of shares of Common Stock obtained upon conversion.

(3) Pursuant to Rule 416 under the Securities Act of 1933, any additional shares of Common Stock issued as a result of the anti-dilution provisions of the Warrants pursuant to which the Common Stock will be issued are deemed to be registered herewith.

(4) Estimated solely for the purpose of calculating the registration fee. Proposed maximum offering price per share is estimated based upon the average of the high and low prices of the Company's Common Stock listed on the Nasdaq SmallCap Market on April 25, 1997.

     The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               PHARMOS CORPORATION

Cross Reference Sheet Showing Location in Prospectus of Information Required Therein by

Item 1 through 13 of Form S-3

      Registration Statement                                            Prospectus Caption
          Item and Heading                                                  of Location
          ----------------                                                  -----------
  1.  Forepart of the Registration
      Statement and Outside Front
      Cover Page of Prospectus ........................................Outside Front Cover

  2.  Inside Front and Outside Back
      Cover Pages and Prospectus.......................................Inside Front Cover Page

  3.  Summary Information,
      Prospectus Summary
      and Ratio of Earnings to                                         Outside Front Cover,
      Fixed Charges....................................................Risk Factors

  4.  Use of Proceeds..................................................Use of Proceeds

  5.  Determination of Offering Price..................................Cover Page

  6.  Dilution.........................................................Dilution

  7.  Selling Security Holders.........................................Selling Security Holders

  8.  Plan of Distribution.............................................Cover Page, Plan of Distribution

  9.  Description of the Securities to
      be Registered....................................................Description of Securities

 10.  Interest of Named Experts and Counsel............................Experts

 11.  Material Changes.................................................Recent Developments

 12.  Incorporation of Certain
      Information by Reference.........................................Incorporation of Certain
                                                                       Documents by Reference

 13.  Disclosure of Commission Position
      on Indemnification for Securities
      Act Liabilities..................................................Commission's Policy on
                                                                       Indemnification for Securities Act
                                                                       Liabilities

                               PHARMOS CORPORATION
                               -------------------


                       10,000,000 SHARES OF COMMON STOCK,
                          $.03 PAR VALUE, TO BE SOLD BY
                            SELLING SECURITY HOLDERS

                     159,000 SHARES OF COMMON STOCK ISSUABLE
                  UPON EXERCISE OF WARRANTS TO PURCHASE SHARES
                     AT AN EXERCISE PRICE OF $1.75 PER SHARE

     This Prospectus covers the proposed offer and resale of up to 10,000,000 shares (the "Shares"), the amount of which is calculated based on a $0.60 conversion price, of common stock, par value $.03 ("Common Stock") of Pharmos Corporation (the "Company") held by stockholders (the "Selling Stockholders") who purchased 6,000 shares ($6,000,000 principal amount) of 5% Preferred Stock (the "Series B Preferred Stock") convertible into such shares in a private placement transaction in March 1997 (the "Private Placement Transaction"). The Private Placement Transaction, in which the Company issued 6,000 shares of Series B Preferred Stock to the Selling Stockholders for the principal amount of $6,000,000, was completed on March 31, 1997 (the "Closing Date"). The preferred shares can be converted by the Selling Stockholders as follows: up to 40% of their initial investment after 90 days from the Closing Date, up to a cumulative of 80% of their initial investment after 180 days from the Closing Date, and up to a cumulative of 100% of their initial investment after 270 days from the Closing Date, at between 80% to 83% of prevailing market prices at time of conversion.

     This Prospectus also covers the offer and proposed sale by the Company of up to (i) 159,000 shares of Common Stock issuable upon the exercise by the holders thereof of warrants to purchase 159,000 shares (which amount may increase solely to account for applicable anti-dilution adjustments, if any) at an exercise price of $1.75 per share issued to the Selling Stockholders in connection with the Private Placement Transaction. (All of the warrants set forth above are hereinafter separately and collectively referred to as the "Warrants" and the shares of Common Stock issuable upon the exercise of the Warrants are hereinafter separately and collectively referred to as the "Warrant Shares.")

     In connection with this offering, the Selling Stockholders and certain holders of the Warrants who may be deemed to be "affiliates" of the Company, as that term is defined under the Securities Act of 1933, as amended (the "Act"), may be deemed to be an "underwriter," as that term is defined under the Act, of the Shares or Warrant Shares offered hereby. It is anticipated that the Selling Stockholders and such affiliates intend to sell the Shares or Warrant Shares offered hereby from time to time for their own respective accounts in the open market at the prices prevailing therein or in individually negotiated transactions at such prices as may be agreed upon. Each Selling Stockholder and such affiliate will bear all expenses with respect to the offering of the Shares or Warrant Shares offered hereby by him except the costs of legal counsel and costs associated with registering such shares under the Act and preparing and printing this Prospectus.

     The net proceeds from Shares to be sold by the Selling Stockholders (and by holders of Warrant Shares who exercise their Warrants) will inure entirely to their benefit and not to that of the Company; however the Company will receive proceeds from the exercise of the Warrants.

     The Company's Common Stock is traded on the over-the-counter market and is quoted on the Nasdaq SmallCap Market under the symbol "PARS" The closing price of the Company's Common Stock on April 25, 1997 was $1.41.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION AS DESCRIBED HEREIN (SEE "RISK FACTORS" AND "DILUTION").

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


            The date of this Prospectus is _________________________

     The laws of many states provide exemptions from registration, particularly for sales of securities by persons other than issuers, such as certain of the Selling Stockholders and holders of the Warrants, who do not have a control relationship with the issuer, and for the subsequent resale of such securities by purchasers thereof. Purchasers hereunder should consult with their broker and/or attorney to determine whether applicable state laws permit such purchases and resales by them.

     With respect to the proposed sale of the Shares offered hereby by the Selling Stockholders and the sale of the Warrant Shares by the Company upon exercise of the Warrants, the Company is taking steps to register these securities or permit such sales pursuant to exemption from registration only under the laws of California, Connecticut, Florida, Massachusetts, Michigan, New Jersey, New York, Pennsylvania and Texas. Holders of Shares, therefore, must sell their Shares (through a broker/dealer or otherwise), either: (i) to a resident of one of the aforementioned states or to an entity, such as a broker/dealer registered in such state, which may be exempt under applicable state laws, or (ii) pursuant to another applicable exemption. In such event, the Company will only permit the transfer of the Shares if its transfer agent receives a certification from the holder that the sale was made to a resident of one of the aforementioned states or to a state registered broker/dealer or the Company receives an opinion of counsel, reasonably satisfactory to the Company's counsel, that the resale of the Shares is otherwise exempt from registration under applicable state law.

     With respect to the proposed sale of the Warrant Shares, if holders of the Warrants are not residents of the aforementioned states, the Company will not be able to permit them to exercise Warrants held by them, unless such holders obtain an opinion of counsel, satisfactory to the Company's counsel, that such transaction is exempt from registration. Under such circumstances, their only alternatives may be to sell their Warrants and/or Common Stock to a resident of the aforementioned states or to sell their Warrants and/or Warrant Shares to an entity, such as a registered broker-dealer in such state, which may be exempt under applicable state laws.

     Holders of the Warrants and/or Warrant Shares should consult with their broker and/or attorney to determine what actions should be taken to comply with the laws of their state with respect to any Warrants and/or Warrant Shares held by them and, specifically with respect to the Warrants, ensure that such action is taken well prior to the respective expiration dates of the Warrants, if necessary.

     The Company will furnish to each person to whom this Prospectus is delivered, upon written request, a copy of any or all of the documents referred to by reference, other than exhibits to such documents unless such exhibits are specifically incorporated herein by reference. Requests should be addressed to:
Mr. Gad Riesenfeld, President and Chief Operating Officer, Pharmos Corporation, 2 Innovation Drive, Alachua, Florida 32615, (904) 462-1210.

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. ANY INFORMATION OR REPRESENTATION NOT HEREIN CONTAINED, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN RESPECT OF THE
SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROSPECTUS.

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission, 450 Fifth Street, Washington, D.C. 20549, a Registration Statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered hereby. This Prospectus filed as part of such Registration Statement does not contain all the information set forth in, or annexed as exhibits to, the Registration Statement. For further information pertaining to the securities offered hereby and the Company, reference is made to the Registration Statement and the exhibits thereto. The Registration Statement and exhibits thereto may be inspected at the Headquarters Office of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at certain of the Commission's regional offices at the following addresses: 7 World Trade Center, Suite 1300, New York, New York 10048; Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of this material also may be obtained from the Public Reference Section of the SEC, at 450 Fifth Street, N.W., Room 1024, Washington, D.C. at prescribed rates. Electronic registration statements made through the Electronic Data Gathering, Analysis and Retrieval System are publicly available through the Commission's World Wide Web site at http:\www.sec.gov. The statements contained in this Prospectus concerning the contents of any contract or document referred to are not necessarily complete, and in each instance, reference is made to such contract or document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by provisions of such exhibit to which reference is hereby made for a full statement of the provisions thereof.

                                   THE COMPANY

     The Company is engaged in the development of novel pharmaceuticals based on innovative drug design technologies targeting diseases of the eye, principally ocular inflammation, and the brain, principally stroke and head trauma.

     Its leading product, Lotemax(TM), is a proprietary ophthalmic anti-inflammatory drug designed with the Company's proprietary "site active" concept system and has demonstrated significant efficacy in a series of completed Phase III clinical trials and a uniquely superior safety profile compared to currently available ophthalmic steroids. The Company has submitted its New Drug Application ("NDA") for Lotemax(TM) to the U.S. Food and Drug Administration ("FDA").

     The Company's principal executive offices are located at 2 Innovation Drive, Alachua, Florida 32615, telephone (904) 462-1210.


                                  RISK FACTORS

     The Common Stock being offered hereby involves a high degree of risk. Prospective investors should carefully consider the following risk factors in addition to other information contained in this Prospectus, in evaluating an investment in the shares of Common Stock offered hereby.

Early Stage of Development; Technological Uncertainty

     The Company is at an early stage of development. Apart from Lotemax(TM), most of the Company's other potential products are early in the research and development phase, and product revenues may not be realized from the sale of any such products for at least the next several years, if at all. Many of the Company's proposed products will require significant additional research and development efforts prior to any commercial use, including extensive preclinical and clinical testing as well as lengthy regulatory approval. There can be no assurance that the Company's research and development efforts will be successful, that the Company's potential products will prove to be safe and effective in clinical trials or that any commercially successful products will ultimately be developed by the Company.

History of Operating Losses; Accumulated Deficit

     The Company has experienced significant operating losses since its inception. As of December 31, 1996, the Company had an accumulated deficit of approximately $62 million. The Company expects to incur operating losses over at least the next several years as the Company's research and development efforts and preclinical and clinical testing activities continue. The Company's ability to achieve profitability depends in part upon its ability, alone or with others, to successfully commercialize and receive approval on its first proposed product, to complete development of its other proposed products, to obtain required regulatory approvals and to manufacture and market such products.

Future Capital Needs; Uncertainty of Additional Financing

         The Company's operations to date have consumed substantial amounts of cash. The development of the Company's technology and potential products will require a commitment of substantial funds to conduct the costly and time-consuming research necessary to develop and optimize such technology, and ultimately, to establish manufacturing and marketing capabilities. The Company's future capital requirements will depend on many factors, including continued scientific progress in the research and development of the Company's technology and drug programs, the ability of the Company to establish and maintain collaborative arrangements with others for drug development, progress with preclinical and clinical trials, the time and costs involved in obtaining regulatory approvals, the costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims, competing technological and market developments, changes in its existing research relationships and effective product commercialization activities and arrangements.

     The Company believes that its current cash resources and interest income thereon, including approximately $5.8 million in net cash and cash equivalents received by the Company from the Private Placement Transaction, should be sufficient to fund its operating expenses and capital requirements as currently planned through the first quarter of 1998. The Company will seek additional funding through collaborative arrangements or through future public or private equity or debt financing. There can be no assurance that additional financing will be available on acceptable terms, or at all. In addition, pursuant to the Private Placement Transaction, the Selling Stockholders are granted limited rights to approve of the Company's efforts to obtain convertible debt or equity for a period of one hundred eighty (180) days following the Closing Date. If additional funds are raised by issuing equity securities, further dilution to stockholders may result. If adequate funds are not available, the Company may be required to delay, reduce the scope of or eliminate one or more of its research or development programs or to obtain funds through arrangements with collaborative partners or others that may require the Company to relinquish rights to certain of its technologies, product candidates or products that the Company would otherwise seek to develop or commercialize itself.

Dependence on Potential Collaborative Partners

     The Company's strategy for the development, clinical testing, manufacturing, marketing and commercialization of certain of its products includes entering into various collaborations with corporate partners, licensors, licensees and others. To date, the Company has entered into agreements with Bausch & Lomb to manufacture and market the Company's lead product, Lotemax(TM), in the United States and throughout Europe, Canada and selected other countries. The agreements also cover the co-development of Lotemax(TM) line extension products currently being developed by the Company. There can be no assurance that the Company will be able to negotiate any future collaborative agreement with Bausch & Lomb or other companies on acceptable terms, or that any present or future collaborative agreements will be successful. To the extent that the Company chooses not to or is not able to establish such arrangements, the Company would experience increased capital requirements to undertake such activities at its own expense. In addition, the Company may encounter significant delays in introducing its proposed products currently under development into certain markets or find that the development, manufacture, or sale of its proposed products in such markets is adversely affected by the absence of such collaborative agreements.

Technological Change and Competition

     The pharmaceutical industry is subject to rapid, unpredictable and significant technological change. Competition from universities, research institutions and other pharmaceutical, chemical and biotechnology companies is intense. Many competitors or potential competitors have greater financial resources, research and development capabilities, and manufacturing and marketing experience than the Company. To this end, the Company has entered into agreements with Bausch & Lomb for the manufacture and marketing of Lotemax(TM). There can be no assurance that developments by the Company's competitors or potential competitors will not render the Company's technology or proposed applications of its technology obsolete.

Technologies Subject to Licenses

     As a licensee of certain research technologies, the Company has various license agreements with certain U.S. federal agencies and the State of Israel, certain universities and Dr. Nicholas Bodor, a former vice president and director of the Company, wherein the Company has acquired exclusive and coexclusive rights to develop and commercialize certain research technologies. The agreements generally require the Company to pay royalties on sale of products developed from the licensed technologies and fees on revenues from sublicensees, where applicable, and the Company is responsible for the costs of filing and prosecuting patent applications. In addition, some of the Company's license agreements require that the Company commit certain sums annually for research and development of the licensed products. The Company's license agreements with the University of Florida and with Dr. Bodor require the Company to pay annual license maintenance fees as well as make payments upon completion of certain milestones occurring in the clinical trials of certain licensed products.

     The exclusivity of license agreements generally expires fifteen years after the later of commercialization or the effectiveness of the patents. Each agreement is terminable by either party, upon notice, if the other party defaults in its obligations.

Uncertainty of Protection of Patents and Proprietary Rights

     The Company's success will depend in large part on its ability to obtain patents, maintain trade secrets and operate without infringing on the proprietary rights of others, both in the U.S. and in other countries. The patent positions of pharmaceutical companies can be highly uncertain and involve complex legal and factual questions, and therefore the breadth and enforceability of claims allowed in pharmaceutical patents cannot be predicted. There can be no assurance that any issued or pending patents will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide proprietary protection or competitive advantages to the Company.

     The commercial success of the Company also will depend, in part, on Pharmos not infringing patents issued to others and not breaching the technology licenses upon which any Company products are based. It is uncertain whether any third-party patents will require the Company to alter its products or processes, obtain licenses or cease certain activities. In addition, if patents are issued to others which contain competitive or conflicting claims, and such claims are ultimately determined to be valid, the Company may be required to obtain licenses to these patents or to develop or obtain alternative technology. If any licenses are required, there can be no assurance that the Company will be able to obtain any such licenses on commercially favorable terms, if at all. The Company's breach of an existing license or failure to obtain a license to any technology that it may require to commercialize its products may have a material adverse impact on the Company. Litigation, which could result in substantial costs to the Company, may also be necessary to enforce any patents licensed or issued to the Company or to determine the scope and validity of third-party proprietary rights. If competitors of the Company prepare and file patent applications in the U.S. that claim technology also claimed by the Company, the Company may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine priority of invention, which could result in substantial costs to the Company, even if the eventual outcome is favorable to the Company. An adverse outcome could subject the Company to significant liabilities to third parties, require disputed rights to be licensed from third parties or require the Company to cease using such technology.

     The Company also relies on secrecy to protect its technology, especially where patent protection is not believed to be appropriate or obtainable. Thus, Pharmos protects its proprietary technology and processes, in part, by confidentiality agreements with its employees, consultants and certain contractors. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known or be independently discovered by competitors.

Legal Proceedings and Disputes

     There are currently no material legal proceedings pending against or involving the Company.

Extensive Government Regulation

     The Company's products require the approval of the FDA before they can be marketed in the U.S. In addition, approvals are also required from health authorities in most foreign countries before the Company's products can be marketed in such countries. Before an NDA, a type of submission used to obtain FDA approval to market a new drug, can be filed with the FDA, a product must undergo, among other things, extensive animal testing and human clinical trials, which can take up to seven years to complete. Except for Lotemax(TM), the Company has not yet filed NDAs on its products. The time required for regulatory approval of the Company's products after acceptance for filing an NDA can vary and is usually one to three years or more, and the FDA may require additional animal studies and/or clinical trials before granting approval. There can be no assurance that the FDA and foreign regulatory agencies will be satisfied with the information, including that emanating from clinical trials, submitted to them in applications (like NDAs) seeking approval and will approve the marketing of any of the Company's potential products, or that problems will not arise that could delay or prevent the commercialization of the Company's future products.

     There can be no assurance that any potential products developed by the Company alone or in conjunction with others will be proven to be safe and effective in clinical trials and will meet all of the applicable regulatory requirements needed to receive marketing approval. Data obtained from preclinical testing and clinical trials can be susceptible to varying interpretations which could delay, limit or prevent regulatory approvals. In addition, delays or disapprovals may be encountered based upon additional government regulation resulting from future legislation or administrative action or changes in FDA policy made during the period of product development and FDA regulatory review. Similar delays may also be encountered in foreign countries. There can be no assurance that even after such time and expenditures, regulatory approval will be obtained for any potential products developed by the Company. If regulatory approval of a product is granted, such approval will be limited to those therapeutic uses for which the product has been demonstrated through clinical studies and other means to be safe and effective. Furthermore, approval may entail ongoing requirements for post-marketing studies. Even if regulatory approval is obtained, a marketed product, its manufacturer and its manufacturing facilities are subject to continual review and periodic inspections. The regulatory standards for manufacturing are currently being applied stringently by the FDA. Discovery of previously unknown problems with a product, manufacturer or facility may result in FDA restrictions being placed on such product or manufacturer or facility, including an order to withdraw a specific product from the market, and may also result in court enforced sanctions against the product, manufacturer or facility.

     The Company may establish collaborative relationships to conduct clinical testing and seek regulatory approvals to market its products in major markets outside the U.S. There can be no assurance that the Company will be successful in establishing such relationships or that such approvals will be received in a timely manner, if at all. To market its products abroad, the Company is also subject to numerous and varying foreign regulatory requirements, implemented by foreign health authorities, governing the design and conduct of human clinical trials, pricing and marketing. The approval procedure varies among countries and can involve additional testing, and the time required to obtain approval may differ from that required to obtain FDA approval. At present, foreign marketing authorizations are applied for at a national level, although within the European Union ("EU") certain registration procedures are available to companies wishing to market a product in more than one EU member country. If a regulatory authority is satisfied that adequate evidence of safety, quality and efficacy has been presented, marketing authorization is almost always granted. The foreign regulatory approval process includes all of the risks associated with obtaining FDA approval set forth above. Approval by the FDA does not ensure approval by other countries.

Lack of Sales and Marketing Capability

     The Company has no experience in sales, marketing or distribution. To market any of its products directly, the Company must develop a marketing force and sales force with technical expertise and with supporting distribution capability. Alternatively, the Company may obtain the assistance of a pharmaceutical company with an established distribution system and sales force. The Company has entered into agreements with Bausch & Lomb to market Lotemax(TM). There can be no assurance, however, that the Company will be able to establish sales and distribution capabilities or be successful in gaining market acceptance for its products.

Lack of Manufacturing Capability

     The Company currently has limited manufacturing capacity to produce its products for clinical trials. The Company's agreements with Bausch & Lomb address the manufacturing of Lotemax(TM). The proposed products under development by the Company have never been manufactured on a commercial scale and there can be no assurances that such products can be manufactured at a cost or in quantities necessary to make them commercially viable. Any delay in availability of products may result in delay in the submission of products for regulatory approval or the market introduction and subsequent sales of such products, which would have a material adverse effect on the Company.

Need to Attract and Retain Key Employees and Consultants

     The Company is highly dependent on the principal members of its scientific and management staff. In addition, the Company relies on consultants and advisors to assist the Company in formulating its research and development strategy. Retaining and attracting qualified personnel, consultants and advisors will be critical to the Company's success. In order to pursue its product development and marketing plans, the Company will be required to hire additional qualified scientific personnel to perform research and development, as well as personnel with expertise in clinical testing, government regulation, manufacturing and marketing. The Company faces competition for qualified individuals from numerous pharmaceutical and biotechnology companies, universities and other research institutions. There can be no assurance that the Company will be able to attract and retain such individuals on acceptable terms or at all.

     The Company's clinical development is conducted under agreements with universities and medical institutions. The Company depends on the availability of a principal investigator for each such program, and the Company cannot assure that these individuals or their research staffs will be available to conduct clinical development. The Company's academic collaborators are not employees of the Company. As a result, the Company has limited control over their activities and can expect that only limited amounts of their time will be dedicated to Company activities. The Company's academic collaborators may have relationships with other commercial entities, some of which compete with the Company.

Uncertainty of Health Care Reform Measures and Third-Party Reimbursement

     The levels of revenues and profitability of biotechnology and pharmaceutical companies may be affected by the continuing efforts of governmental and third-party payors to contain or reduce the costs of health care through various means. For example, in certain foreign markets, pricing or profitability of prescription pharmaceuticals is subject to government control. In the U.S., there have been, and the Company expects that there will continue to be, a number of federal and state proposals to control health care costs. While the Company cannot predict whether any such legislative or regulatory proposals will be adopted or the effect such proposals may have on its business, the uncertainty surrounding such proposals could have a material adverse effect on the Company. Furthermore, the Company's ability to commercialize its potential product portfolio may be adversely affected to the extent that such proposals have a material adverse effect on the business, financial condition and profitability of other companies that are prospective collaborators for certain of the Company's proposed products.

Dependence on Reimbursement

     Pharmos' ability to commercialize its products successfully may depend in part on the extent to which reimbursement for the cost of such products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Third-party payors are increasingly challenging the price of medical products and services. Significant uncertainty exists as to the reimbursement status of newly approved health care products, and there can be no assurance that adequate third-party coverage will be available to enable Pharmos to maintain price levels sufficient to realize an appropriate return on its investment in product development.

Risk of Product Liability; Availability of Insurance

     The design, development and manufacture of the Company's products involve an inherent risk of product liability claims and associated adverse publicity. Although the Company currently maintains general liability insurance, there can be no assurance that the coverage limits of the Company's insurance policies will be adequate. Similarly, the Company currently maintains clinical trial liability insurance, but there can be no assurance that the coverage limit of the Company's insurance policies will be adequate. The Company currently has no product liability insurance, and there can be no assurance that the Company will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms or at all. A successful claim brought against the Company in excess of the Company's insurance coverage could have a material adverse effect upon the Company and its financial condition.

Use of Hazardous  Materials;  Potential  Liability to Comply with  Environmental
Laws

     The Company's research and development involves the controlled use of hazardous materials. Although the Company believes that its safety procedures for handling and disposing of such materials comply in all material respects with the standard prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, the Company could be held liable for any damages that result, and any such liability could exceed the resources of the Company. The Company may incur substantial costs to comply with environmental regulations if the Company develops manufacturing capacity.

Market for the Company's Securities; Shares Eligible for Future Sale; Possible Volatility of Share Prices

     The market price of the Company's Common Stock, like that of other emerging pharmaceutical companies, has fluctuated significantly in recent years and is likely to fluctuate in the future. Announcements by the Company or others
regarding  scientific  discoveries,   technological   innovations,   litigation,
products, patents or proprietary rights, the progress of clinical trials, government regulation, public concern as to the safety of drugs and the reliability of the Company's testing processes and general market conditions may have a significant impact on the market price of the Common Stock. The addition of the shares being offered hereby and the shares issuable upon exercise of the Company's currently outstanding warrants and options to the number of publicly-traded shares of the Company's Common Stock may affect the volatility of share prices of the Company's Common Stock.

Outstanding Stock Options and Warrants

     As of December 31, 1996 the Company had outstanding incentive stock options to purchase an aggregate of 513,253 shares of Common Stock at an average exercise price of $2.13 per share and non-qualified stock options to purchase an aggregate of 432,182 at an average exercise price of $3.12 per share issued to employees, directors and consultants pursuant to stock option plans and individual agreements with management and directors of the Company and warrants to purchase 3,138,789 shares of the Company's Common Stock at an average price of $2.13 per share.

     The Company may issue additional capital stock, warrants and/or options to raise capital in the future. The Company regularly examines opportunities to expand its technology base and product line through means such as licenses, joint ventures and acquisition of assets or ongoing businesses and may issue securities in connection with such transactions. However, no commitments to enter into or pursue any such transaction have been made and there can be no assurance that any such discussions will result in any such transaction being concluded. In order to attract and retain key personnel, the Company may also issue additional securities, including stock options, in connection with its employee benefit plans. During the terms of such options and warrants, the holders thereof are given the opportunity to profit from a rise in the market price of the Company's Common Stock. The exercise of such options and warrants may have an adverse effect on the market value of the Company's Common Stock. Also, the existence of such options and warrants may adversely affect the terms on which the Company can obtain additional equity financing.

Convertible Securities; Potential Dilution and Adverse Impact on Additional Financing

     As of December 31, 1996, the Company had outstanding options and warrants to purchase an aggregate of 4,084,224 shares of Common Stock, at a weighted average exercise price of $2.2347591 per share. The Company is obligated to issue up to 7,400,000 shares of Common Stock upon conversion of 1,400 shares of the Series A Preferred Stock and 6,000 shares of the Series B Preferred Stock (collectively, the "Preferred Stock") outstanding as of April 4, 1997, based on a conversion price of $1.00, which is derived from 80% of the closing price of the Common Stock as of April 4, 1997. The exact number of shares of Common Stock issuable upon conversion cannot be estimated with certainty because, generally, such issuances of Common Stock will vary inversely with the market price of the Common Stock at the time of such conversion, and there is no limit on the number of shares of Common Stock that may be issuable. The number of shares of Common Stock issuable upon conversion of the Preferred Stock is also subject to various adjustments to prevent dilution resulting from stock splits, stock dividends or similar transactions. Further, the Company may, at its election, choose to issue additional shares of Common Stock in lieu of cash dividends due to the holders of the Preferred Stock.

     To the extent shares of Common Stock are issued in lieu of cash dividends or due to conversions of the Preferred Stock, substantial dilution of the interests of the Company's stockholders is likely to result and the market price of the Common Stock may be materially adversely affected. Such dilution will be greater if the future market price of the Common Stock decreases. For the life of the Preferred Stock, the holders will have the opportunity to profit from a rise in the price of the underlying securities. The existence of the Preferred Stock is likely to affect materially and adversely the terms on which the Company can obtain additional financing, and the holders of the Preferred Stock can be expected to convert shares of the Preferred Stock at a time when the Company would otherwise, in all likelihood, be able to obtain additional capital by an offering of its unissued capital stock on terms more favorable to the Company then those provided by the Preferred Stock.

     The Company has registered the Common Stock issuable upon conversion of the Preferred Stock, certain of which are being offered pursuant to this Prospectus. Shares of Common Stock issuable upon conversion of the Series A Preferred Stock are being offered pursuant to a prospectus included in Registration Statement No. 333-15165. Following conversion, such registered shares of Common Stock can be sold without any holding period or sales volume limitations.

Anti-Takeover Provisions

     The Company is subject to Sections 78.411-.444 of the Nevada General Corporation Law ("Nevada Law"), an anti-takeover law, which may discourage certain types of transactions involving an actual or potential change in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over the current prices, and may limit the ability of the stockholders to approve a transaction that they may deem to be in their best interests. In addition, the Board of Directors has the authority without action by the stockholders to fix the rights and preferences of and issue shares of Preferred Stock, which may have the effect of delaying or preventing a change in control of the Company.

Potential Future Acquisitions

     Due to the current uncertainties of the capital markets for emerging pharmaceutical companies, the Company has had preliminary discussions with several emerging pharmaceutical and biotechnology companies about potential business and/or product consolidations, joint ventures, acquisitions, mergers or other business combinations (collectively "acquisitions"). In the event the Company undertakes any such acquisitions it may use some of its cash, including part of the cash received in connection with the Private Placement Transaction, or may issue its stock in connection therewith. Although management would attempt to structure such acquisitions in a manner that will minimize dilution of the equity owned by current stockholders, no assurance can be given that acquisitions will not result in such dilution or that control of the Company will not be changed as a result of such acquisitions. Such acquisitions may be negotiated or may be sought on an unsolicited basis and may involve speculative and risky undertakings by the Company with increased risks to its stockholders. Under Nevada law, acquisitions do not require shareholders' approval except when accomplished by merger or consolidation. The Company does not, in general, intend to submit acquisitions to shareholder vote except where required by Nevada law. The Company has not entered into any preliminary undertaking with any third parties involving any acquisitions or other business combination transactions.

Special Considerations of Doing Business in Israel

     A significant part of the operations of the Company is conducted in Israel through its wholly-owned subsidiary, Pharmos Limited ("Pharmos Ltd."), and is directly affected by economic, political and military conditions there. In addition, Pharmos Ltd. has received certain funding from the Office of the Chief Scientist of the Israel Ministry of Industry and Trade (the "Chief Scientist") relating to its proprietary SubMicron Emulsion Technology and has filed an application to receive funding with respect to Dexanabinol, a new chemical entity. Such funding prohibits the transfer or license of know-how and the manufacture of resulting products outside of Israel without the permission of the Chief Scientist. Although it is the Company's belief that the Chief Scientist does not unreasonably withhold this permission if the request is based upon commercially justified circumstances and any royalty obligations to the Chief Scientist are sufficiently assured, there can be no assurance that such consent, if requested, would be granted upon terms satisfactory to the Company or granted at all.

Absence of Dividends

     No dividends have been paid on the Common Stock to date, and the Company does not expect to pay cash dividends in the foreseeable future.

                                    DILUTION

     As of December 31, 1996, the net tangible book value of the Company was $1,150,479 or $0.04 per share. Net tangible book value per share is determined by dividing the net tangible book value (tangible assets less liabilities) of the Company by the number of shares of Common Stock outstanding at that date.

     If all of the 159,000 Warrants exercisable at an exercise price of $1.75 per share are exercised (each of the Warrants purchasing one share of Common Stock), there would be 30,868,169 shares of Common Stock outstanding with a net tangible book value of $0.05 and the purchasers of shares through the exercise of such Warrants at a price of $1.75 per share would suffer immediate dilution of $1.70 per share.

                                 USE OF PROCEEDS

     The Company will receive no proceeds from the 10,000,000 shares of Common Stock to be offered and resold by the Selling Stockholders.

     Assuming that all of the 159,000 Warrants whose underlying Common Stock is being offered hereby are exercised, the gross proceeds to be received by the Company will be $278,250. Such proceeds will be added to working capital and used for general corporate purposes. The amount of proceeds to be received by the Company, however, depends on the number of Warrants exercised.

     The Company believes that its current cash resources and interest income thereon, including the funds obtained from the Private Placement Transaction, should be sufficient to fund its operating expenses and capital requirements as currently planned through the first quarter of 1998 (if combined with the proceeds from the exercise of the Warrants, assuming all of the Warrants are exercised (as to which there can be no assurances), the Company should have sufficient resources to fund its operating expenses and capital requirements as currently planned through the first quarter of 1998). The amounts and timing of expenditures for each purpose will depend on the progress of the Company's research and development programs, technological advances, determinations as to commercial potential, the terms of any collaborative arrangements entered into by the Company for development and licensing, regulatory approvals, and other factors, many of which are beyond the Company's control.

     Pending such uses, the cash received in connection with the Private Placement Transaction and the net proceeds from the exercise of the Warrants (if exercised) will be invested in short-term, interest-bearing investment grade securities. Due to the current uncertainties of the capital markets for emerging pharmaceutical companies the Company has had preliminary discussions with several emerging pharmaceutical and biotechnology companies about potential acquisitions. Any such transaction might involve the use of the Company's cash resources as consideration. The Company has not entered into any preliminary understanding with any third parties involving any acquisitions and is not currently in any negotiations. See "Risk Factors -- Potential Acquisitions."

                            DESCRIPTION OF SECURITIES

Common Stock

     The Common Stock being offered hereby (i) by the Selling Stockholders, (ii) by the Company upon the exercise of the Warrants, and (iii) by any "affiliate" of the Company upon the resale of such Common Stock obtained from exercising the Warrants is fully described in the Company's Registration Statement on Form 8-A dated January 30, 1984, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). See "Incorporation of Certain Documents by Reference".

     The Company's Restated Articles of Incorporation currently authorize the issuance of up to 50,000,000 shares of Common Stock. As of April 4, 1997, there are currently 31,166,115 shares outstanding, or 36,744,602 shares taking into account exercise of all outstanding stock options (and stock options which the Company is contractually obligated to issue) and warrants (including the Warrants).

Series A Preferred Stock

     The Company's Restated Articles of Incorporation currently authorize the issuance of up to 1,250,000 shares of Preferred Stock. As of April 4, 1997, 1,400 shares, designated as Series A Preferred Stock, are currently issued and outstanding and held by 3 stockholders. The Series A Preferred Stock was issued in connection with a private placement completed on September 30, 1996. Holders of Series A Preferred Stock have the right to convert their shares as follows: up to 25% of their initial investment after 80 days from September 30, 1996 (the "Series A Preferred Stock Closing Date"), up to a cumulative of 75% of their initial investment after 180 days from the Series A Preferred Stock Closing Date, and up to a cumulative of 100% of their initial investment after 360 days from the Series A Preferred Stock Closing Date, at 80% to 83% of prevailing market prices at time of conversion.

     Of the authorized Preferred Stock, 6,000 shares, designated as Series B Preferred Stock, are currently issued and outstanding and held by 4 stockholders. The Series B Preferred Stock was issued in connection with the Private Placement Transaction. Holders of Series B Preferred Stock have the right to convert their shares as follows: up to 40% of their initial investment after 90 days from March 31, 1997 (the "Series B Preferred Stock Closing Date"), up to a cumulative of 80% of their initial investment after 180 days from the Series B Preferred Stock Closing Date, and up to a cumulative of 100% of their initial investment after 270 days from the Series B Preferred Stock Closing Date, at prevailing market prices at time of sale.

Warrants

     The 159,000 Warrants exercisable at an exercise price of $1.75 are exercisable commencing March 31, 1998 and expire on March 31, 2001. All of the Warrants contain anti-dilution provisions providing for an adjustment to their respective exercise prices in the event that the Company effects a stock split or stock dividend. In addition, the number and kind of shares of Common Stock underlying the Warrants are subject to adjustments in the event of any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation or entity (other than a subsidiary of the Company in which the Company is the surviving or continuing corporation and no change occurs in the Company's Common Stock).

Other Securities--Preferred Stock

     The Company's Restated Articles of Incorporation currently authorize the issuance of up to 1,250,000 shares of Preferred Stock, of which 1,400 shares of Series A Preferred Stock, issued in connection with a private placement completed in September 1996 and 6,000 shares of Series B Preferred Stock issued in connection with the Private Placement Transaction, are currently issued and outstanding as of April 4, 1997, and empower the Board of Directors, without the necessity of further action or authorization by the stockholders, to authorize the issuance of Preferred Stock from time to time in one or more series and to fix the relative rights, preferences and limitations of each such series. The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present plan to issue any additional shares of Preferred Stock.

Other Securities--Options and Warrants

     As of December 31, 1996, the Company had outstanding incentive stock options to purchase an aggregate of 513,253 shares of Common Stock at an average exercise price of $2.13 per share and non-qualified stock options to purchase an aggregate of 432,182 at an average exercise price of $3.12 per share issued to employees, directors and consultants pursuant to stock option plans and individual agreements with management and directors of the Company and warrants (excluding the Warrants) to purchase 3,138,789 shares of the Company's Common Stock at an average price of $2.13 per share, consisting of: 240,744 warrants which can be exercised until March 1998 each to purchase a single share of Common Stock for $2.25; 268,917 warrants which can be exercised until March 1998 each to purchase a single share of Common Stock for $2.82; 333,335 warrants which can be exercised until March 1998 each to purchase a single share of Common Stock for $1.65; 406,880 warrants which can be exercised until August 1998 each to purchase a single share of Common Stock for $2.98; 63,913 warrants which can be exercised until September 1999 each to purchase a single share of Common Stock for $2.30; 200,000 warrants which can be exercised until October 1999 each to purchase a single share of Common Stock for $0.84; 500,000 warrants which can be exercised until April 2005 each to purchase a single share of Common Stock for $2.75; 10,000 Warrants which can be exercised until April 2005 each to purchase a single share of Common Stock for $0.78; 15,000 warrants which can be exercised until April 2000 each to purchase a single share of Common Stock for $.75; 25,000 Warrants which can be exercised until April 2000 each to purchase a single share of Common Stock for $1.00; 25,000 warrants which can be exercised until April 2000 each to purchase a single share of Common Stock for $1.50; 900,000 warrants which can be exercised until September 14, 2000 each to purchase a single share of Common Stock for $1.80; 10,000 warrants which can be exercised until October 2001 each to purchase a single share of Common Stock for $1.88; 15,000 warrants which can be exercised until March 2002 each to purchase a single share of Common Stock for $2.31; 50,000 warrants which can be exercised from September 1997 until September 2000 each to purchase a single share of Common Stock for $1.75; 65,000 warrants which can be exercised from September 1997 until September 2007 each to purchase a single share of Common Stock for $1.34; and 10,000 warrants which can be exercised from November 1997 until November 2002 each to purchase a single share of Common Stock for $1.39.

Nevada Anti-Takeover Laws

         The Company is subject to the  provisions  of Sections  78.411  through
78.444 of the Nevada Law, an anti-takeover statute (the "Business Combination Statute"). In general, the Business Combination Statute prohibits a publicly-held Nevada corporation from engaging in a "combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless such combination is approved in a prescribed manner or satisfies certain fair value requirements. For the purposes of the Business Combination Statute, "combination" includes a merger, an asset sale, the issuance or transfer by the corporation of its shares in one transaction or a series of transactions, having an aggregate fair market value equal to five percent or more of the aggregate market value of the corporation's outstanding shares, to the interested stockholder or to an associate of the interested stockholder, and certain other types of transactions resulting in a financial benefit the interested stockholder. An "interested stockholder" is a person who is the beneficial owner, directly or indirectly, of ten percent or more of the corporation's voting stock or an affiliate or associate of the corporation that at any time within the three years immediately preceding the date in question was the beneficial owner, directly or indirectly, of ten percent or more of the corporation's voting stock.

     By an amendment to its By-laws, the Company has exempted itself from the provisions of Sections 78.378 through 78.3793 of the Nevada Law, a "control share" statute which otherwise prohibits an acquiring person, under certain circumstances, from voting certain shares of a target corporation's stock after such acquiring person's percentage of ownership of such corporation's stock crosses certain thresholds, unless the target corporation's disinterested stockholders approve the granting of voting rights to such shares.

Transfer Agent and Registrar

     The transfer agent and registrar for the Company's Common Stock is American Stock Transfer and Trust Company, New York, New York.

                              PLAN OF DISTRIBUTION

     The Shares offered hereby by the Selling Stockholders are 10,000,000 shares of Common Stock issuable upon conversion of 6,000 shares ($6,000,000 principal amount) Series B Preferred Stock issued to the holders thereof by the Company in connection with the Private Placement Transaction. This prospectus also covers the issuance by the Company of up to 159,000 shares of Common Stock upon the exercise of the Warrants, which were issued in connection with the Private Placement Transaction.

     The sale of all or a portion of the Shares and Warrant Shares offered hereby by the Selling Stockholders may be effected from time to time on the over-the-counter market at prevailing prices at the time of such sales, at prices related to such prevailing prices or at negotiated prices, or by any other persons permitted under the Securities Act. The Selling Stockholders may effect such transactions by selling to or though one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders. The Selling Stockholders and any broker-dealers that participate in the distribution may under certain circumstances be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such broker-dealers and any profits realized on the resale of shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Company and the

Selling Stockholders may agree to indemnify such broker-dealers against certain liabilities, including, without limitation, certain liabilities under the Securities Act, or, if such indemnity is unavailable, to contribute toward amounts required to be paid in respect of such liabilities.

     To the extent required under the Securities Act, a supplemental prospectus will be filed, disclosing (a) the name of any such broker-dealers, (b) the number of shares involved, (c) the price at which such shares are to be sold,
(d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, (e) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented, and (f) other facts material to the transaction.

     There is no assurance that any of the Selling Stockholders will sell any or all of the shares of Common Stock hereby.

     The Company has agreed to pay certain costs and expenses incurred in connection with the registration of the shares of Common Stock offered hereby, except that the Selling Stockholders shall be responsible for all selling commissions, transfer taxes and related charges in connection with the offer and sale of such shares.

     The Company has agreed to keep the Registration Statement of which this Prospectus forms a part continuously effective until the earlier of the date that all of such Shares have been sold or three years from the date of this Prospectus.

                            SELLING SECURITY HOLDERS

     The table below sets forth the name of each Selling Stockholder; the total amount of (i) shares of Common Stock beneficially owned by such security holder as of April 4, 1997; (ii) Warrant Shares issuable upon the exercise of the Warrants beneficially owned by such security holder; (iii) the aggregate amount of Common Stock and/or Warrant Shares which may be offered for sale for the account of such security holder in his/her discretion from time to time pursuant to this Prospectus; and (iv) the amount and percentage of Common Stock which would be beneficially owned by such security holder after sale of all securities offered by the Selling Stockholder pursuant to this Prospectus, if they are offered and sold, and assuming that any other shares held by such security holders are not sold. The information included below is based upon information provided by the Selling Stockholders. None of the Selling Stockholders referred to herein has held any position or office, or had any material relationship, with the Company or any of its predecessors or affiliates within the last three years, except as noted below, and none of the Selling Stockholders will own 1% or more of the outstanding stock of the Company after completion of the offering, except as noted below.

     For the purposes of calculating the number of shares of Common Stock beneficially owned by the Selling Stockholders, the number of shares of Common Stock calculated to be issuable in connection with the conversion of the Series A Preferred Stock and the Series B Preferred Stock is based on a conversion price of $1.00, which is derived from 80% of the closing price of the Common Stock as of April 4, 1997. The calculation of the total number of shares of Common Stock to be offered hereby, however, is based on a hypothetical market price of the Common Stock at the time of such conversion of $0.72 per share (approximate conversion price of $0.60), which price is below the market price of the Common Stock as of April 4, 1997

(which was $1.25). The use of such hypothetical price is not intended, and should in no way be construed, to constitute a prediction as to the future market price of the Common Stock.

     Because the initial issuance by the Company of the Warrant Shares to non-affiliated holders is covered by the Registration Statement of which this Prospectus forms a part and the resale thereof by such non-affiliated holders need not be registered under the Securities Act, the table below does not list the warrants held by the non-affiliated Selling Stockholders.

===================================================================================================================================
                                  Shares of           Amount of           Shares of
                                  Common Stock        Warrant Shares      Common Stock
             Names                Beneficially        Issuable upon       and/or Warrant       Shares and Percentage of
(and position or office held in   Owned Prior         Exercise of         Shares               Shares Owned After
the Company)                      to Offering(1)      Warrants Held       Offered(2)           Completion of Offering
                                                                                             --------------------------------------
                                                                                               Shares            Percentage(3)
===================================================================================================================================
Elliott Associates, L.P.               4,000,000(4)             106,000            6,666,667                0                   0
-----------------------------------------------------------------------------------------------------------------------------------
Paresco, Inc.                          2,740,000(5)              42,400            2,666,667        1,140,000                3.5%
-----------------------------------------------------------------------------------------------------------------------------------
Libertyview Fund, LLC                    155,009(6)               2,650              166,667           55,009                   *
-----------------------------------------------------------------------------------------------------------------------------------
Libertyview Plus Fund                    505,000(7)               7,950              500,000          205,000                   *
===================================================================================================================================

--------------------

*    Indicates ownership of less than 1%

(1)  Does  not  include   warrants/and   or  options  which  are  not  currently
     exercisable, including the Warrants.

(2) Does not include the Warrant Shares because the initial issuance by the Company of the Warrant Shares to non-affiliated holders is covered by the Registration Statement of which this Prospectus forms a part and the resale thereof by such non-affiliated holders need not be registered under the Securities Act.

(3) Based on 31,166,115 shares of Common Stock outstanding as of April 4, 1997, plus each individual's shares of Common Stock issuable upon conversion of Series A Preferred Stock, and/or currently exercisable warrants and/or options.

(4) Based on 4,000 shares of Series B Preferred Stock held by the Selling Stockholder as of April 4, 1997.

(5) Based on 1,140 shares of Series A Preferred Stock and 1,600 shares of Series B Preferred Stock held by the Selling Stockholder as of April 4, 1997.

(6) Based on 9 shares of Common Stock, 55 shares of Series A Preferred Stock and 100 shares of Series B Preferred Stock held by the Selling Stockholder as of April 4, 1997.

(7) Based on 205 shares of Series A Preferred Stock and 300 shares of Series B Preferred Stock held by the Selling Stockholder as of April 4, 1997.

                               RECENT DEVELOPMENTS

         None.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 1996, filed pursuant to Section 13 of the Exchange Act.

          (b) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A dated January 30, 1984, filed pursuant to Section 12 of the Exchange Act.

     In addition, all reports and other documents to be filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, as well as all such reports filed after the date hereof and prior to the termination of this offering, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of each such report or document.

                     COMMISSION'S POLICY ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     Article 12 of the Company's Restated Articles of Incorporation directs the Company to provide in its bylaws for provisions relating to the indemnification of directors and officers to the full extent permitted by law, including the federal securities law. Section 78.751 of the Nevada Revised Statutes, as amended, authorizes the Company to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being a director or officer of the Company if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. The Company may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which the Company could not indemnify such person.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Company, or to underwriters (or controlling persons thereof) of which an officer, partner, or controlling person thereof is one of the foregoing pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by any such persons, in the successful defense of any action, suit or proceeding) is asserted by any such persons in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 LEGAL OPINIONS

         Legal matters in connection with the securities being offered hereby will be passed upon for the Company by Eilenberg & Zivian, 666 Third Avenue, New York, New York 10017.

                                     EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                               PHARMOS CORPORATION

                            __________________, 1997



                                      INDEX



                                                                       Page No.


THE COMPANY ............................................................   1

RISK FACTORS ...........................................................   1

DILUTION ...............................................................  10

USE OF PROCEEDS ........................................................  11

DESCRIPTION OF SECURITIES ..............................................  11

PLAN OF DISTRIBUTION ...................................................  14

SELLING SECURITY HOLDERS ...............................................  15

RECENT DEVELOPMENTS ....................................................  17

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ........................  17

COMMISSION'S POLICY ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES .........................................  17

LEGAL OPINIONS .........................................................  18

EXPERTS ................................................................  18

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following statement sets forth the estimated expenses in connection with the offering described in the Registration Statement, assuming all of the Warrants are exercised at their respective exercise price (all of which will be borne by the Registrant).


Securities and Exchange Commission Fee                                   $ 4,236

Printing and Engraving Expenses                                              100

Accountants' Fees and Expenses                                             3,000

Legal Fees and Expenses                                                   40,000

Blue Sky Filing Fees                                                       1,000

Miscellaneous                                                              1,664
                                                                         -------

TOTAL                                                                    $50,000
                                                                         =======


Item 15. Indemnification of Directors and Officers.

     Article 12 of the Registrant's Certificate of Incorporation directs the Registrant to provide in its bylaws for provisions relating to the indemnification of directors and officers to the full extent permitted by law.
Section 78.751 of the Nevada Revised Statutes, as amended, authorizes the Registrant to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being a director or officer of the Registrant if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

     The Registrant may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which the Registrant could not indemnify such person.

Item 16. Exhibits

       4(a) Specimen of Common Stock Certificate (incorporated by reference to Form S-3 Registration Statement of the Company dated November 25, 1994 [No. 33-86720])

       4(b) Restated Articles of Incorporation (incorporated by reference to Appendix E to the Joint Proxy Statement/ Prospectus included in the

              Form S-4 Registration Statement of the Registrant dated September 28, 1992 [No. 33-52398])


       4(c) Certificate of Amendment of Restated Articles of Incorporation (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 [No. 0-11550])

       4(d) Certificate of Designation, Rights, Preferences and Privileges of Series A Preferred Stock of the Company (incorporated by reference to Form S-3 Registration Statement of the Company dated December 20, 1996 [No. 333-15165])

       *4(e) Certificate of Designation, Rights, Preferences and Privileges of Series B Preferred Stock of the Company

       4(f) Amended and Restated By-Laws (incorporated by reference to Form S-1 Registration Statement of the Company dated June 30, 1994 [No. 33- 80916])

       *4(g) Form of 5% Preferred Stock Securities Purchase Agreement dated as of March 31, 1997 between the Company and the Investors

       *4(h) Form of Stock Purchase Warrant dated as of March 31, 1997 between the Company and the Investors

       *5     Opinion re: legality

       23(a)  Consent of Eilenberg & Zivian (included in the Opinion filed as
              Exhibit 5)

       *23(b) Consent of Price Waterhouse LLP

---------------

*      Filed herewith.


Item 17. Undertakings.

     The undersigned Registrant hereby undertakes;

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that Paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alachua and State of Florida on the 30th day of April, 1997.
                                        PHARMOS CORPORATION

                                        By:/s/       Dr. Haim Aviv
                                           ------------------------------------
                                           Dr. Haim Aviv, Chairman, Chief
                                           Scientist, Chief Executive Officer
                                           and Director (Principal Executive
                                           Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed below by the following persons in the capacities and on the dates indicated:


Signature                                    Title                                             Date
---------                                    -----                                             ----

/s/ Alan M. Mark                             Acting Chief Financial Officer                    April 30, 1997
----------------------------                 (Principal Financial and Accounting
Alan M. Mark                                 Officer)


/s/ Dr. Gad Riesenfeld                       President, Chief Operating Officer                April 30, 1997
----------------------------                 and Acting Secretary
Dr. Gad Riesenfeld

/s/ Marvin P. Loeb                           Director                                          April 30, 1997
----------------------------
Marvin P. Loeb

/s/ E. Andrews Grinstead III                 Director                                          April 30, 1997
----------------------------
E. Andrews Grinstead III

/s/ Stephen C. Knight                        Director                                          April 30, 1997
----------------------------
Stephen C. Knight

/s/ David Schlachet                          Director                                          April 30, 1997
----------------------------
David Schlachet

/s/ Fredric D. Price                         Director                                          April 30, 1997
----------------------------
Fredric D. Price

                                  EXHIBIT 4(e)

               CERTIFICATE OF DESIGNATION, RIGHTS, PREFERENCES AND
                     PRIVILEGES OF SERIES B PREFERRED STOCK
                                       OF
                               PHARMOS CORPORATION

                              A Nevada Corporation

     Pursuant to Nevada Revised Statutes, Section 78.1955, the undersigned hereby certifies as follows:

          1. That he is the President and Acting Secretary of Pharmos Corporation, a Nevada corporation (the "Corporation"); and

          2. That, pursuant to the authority conferred on the Corporation's Board of Directors (the "Board") by ARTICLE IV, Section 2 of the Corporation's Restated Articles of Incorporation, the Board, at a special meeting of the Board held on March 27, 1997, (a) adopted resolutions providing for the issuance of shares of the Corporation's Preferred Stock to be designated as shares of "Series B Preferred Stock" and fixing the number of such shares of Series B Preferred Stock and the powers, designations, privileges, preferences, limitations, restrictions, price and relative rights of such Series B Preferred Stock as more fully set forth in the Statement of Designation, Rights, Preferences and Privileges of Series B Preferred Stock of the Corporation attached hereto and incorporated herein by this reference; and (b) authorized the filing of this Certificate with the Nevada Secretary of State.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Designation, Rights, Preferences and Privileges of Series B Preferred Stock of PHARMOS CORPORATION on this 27th day of March, 1997.



                                                       /s/ Gad Riesenfeld
                                                       ------------------------
                                                       Gad Riesenfeld
                                                       President



                                                       /s/ Gad Riesenfeld
                                                       -------------------------
                                                       Gad Riesenfeld
                                                       Acting Secretary

STATE OF Florida   )
                         )       ss.
COUNTY OF Alachua    )

     On this 27th day of March 1997, personally appeared before the undersigned, a Notary Public, as the President and Acting Secretary of PHARMOS CORPORATION, a Nevada corporation, known to me to be the person described in and who executed the foregoing instrument freely and voluntarily and for the uses and purposes mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year in this certificate first written above.


                                                     /s/ Sandra V. Burgess
                                                     ---------------------------
                                                          NOTARY PUBLIC

                STATEMENT OF DESIGNATION, RIGHTS, PREFERENCES AND
                     PRIVILEGES OF SERIES B PREFERRED STOCK
                                       OF
                              PHARMOS CORPORATION,
                              a Nevada Corporation


     The designation, rights, preferences and privileges of, and other matters relating to, the Company's Series B Preferred Stock or the holders ("Holders") of record thereof are as follows:

          Section 1. Designation and Amount. The series of Preferred Stock designated and known as the "Series B Preferred Stock" shall have a par value of $.03 per share and the number of shares constituting the Series B Preferred Stock shall be 6,000. The Series B Preferred Stock shall have a stated value of $1,000 per share, with a 5% per annum dividend as set forth herein.

          Section 2. Rank. The Series B Preferred Stock shall rank: (i) prior to all of the Company's Common Stock, par value $.03 per share ("Common Stock"); (ii) pari passu with all the Company's Series A Preferred Stock ("Series A Preferred Stock"); and (iii) prior to any class or series of capital stock of the Company hereafter created (unless it specifically, by its terms, ranks on parity with the Series B Preferred Stock), in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

          Section 3. Dividends. The Series B Preferred Stock will bear a 5% per annum cumulative dividend, payable at the time of conversion in cash or Common Stock at the Conversion Price (as defined herein), at the Company's option.

          Section 4. Liquidation Preference.

          (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Holders of Series B Preferred Stock, pari passu with the Holders of Series A Preferred Stock, shall be entitled to receive an amount per share equal to the sum of (i) $1,000 for each outstanding share of Series B Preferred Stock (subject to adjustments for Reclassifications (as defined in herein), plus (ii) an amount equal to all accrued and unpaid dividends (which shall accrue through the Conversion Date, Redemption Date (both as defined herein) or the date liquidated damages are paid, as applicable) and any then unpaid liquidated damages (interest on which shall accrue at a rate of 2% per month) arising under Sections 5(c) or (g) (the "Liquidation Preference"). If upon the occurrence of such event, the assets and funds available to be distributed among the Holders of the Series B Preferred Stock shall be insufficient to permit the payment to such Holders of the full preferential amounts due to such Holders, then the entire assets and funds of the Company legally available for distribution shall be distributed among the Holders of the Series B and Series A Preferred Stock on a pro rata basis.

          (b) A sale, conveyance or disposition of all or substantially all of the assets of the Company shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4; provided further that, a consolidation, merger, acquisition, or other business combination of the Company with or into any other Company or Companies or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of shall not be treated as a liquidation, dissolution or winding up within the meaning of this Section 4, but instead shall be treated pursuant to Section 5(i)(ii) hereof.

     Section 5. Conversion. The record Holders of this Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert. Each record Holder of Series B Preferred Stock shall be entitled to convert shares of Series B Preferred Stock (at a minimum of twenty (20) shares per conversion) as follows: (1) up to forty percent (40%) of the aggregate Liquidation Preference for the shares of Series B Preferred Stock held by such Holder (the "Aggregate Liquidation Preference") at any time beginning 91 days following the date of the closing of the sale of shares of Series B Preferred Stock to such Holder (the "Closing Date"), and at anytime thereafter; (2) up to eighty percent (80%) of the Aggregate Liquidation Preference at any time beginning 181 days following the Closing Date, and at anytime thereafter; and (3) 100% of the Aggregate Liquidation Preference at any time beginning 271 days following the Closing Date, and at anytime thereafter, into that number of fully-paid and non-assessable shares of Common Stock of the Company calculated in accordance with the following formula (the "Conversion Rate"):

     Number of shares issued upon conversion of one (1) share of Series B Preferred Stock =

                             Liquidation Preference
                             ----------------------
                                Conversion Price

where, "Conversion Price" means (i) an amount equal to a seventeen (17%) percent discount from the average closing price of the Common Stock as reported by Nasdaq for the previous three (3) business days ending on the day before the Conversion Date (the "Average Closing Price") for the first 25% of Holder's Aggregate Liquidation Preference converted; or (ii) an amount equal to a twenty (20%) percent discount from the Average Closing Price for amounts converted in excess of 25% of Holder's Aggregate Liquidation Preference. The closing price referred to above shall be the last reported sales price, or if no reported sale takes place on such day, the average of the closing bid and asked prices. If the Common Stock is not traded on Nasdaq, the Average Closing Price shall be the average closing price (and if not available, the mean of the high and low prices) of the Common Stock on the over-the-counter-market or the principal national securities exchange or the National Market System on which the Common Stock is traded for the previous three (3) business days ending on the day before the Conversion Date.

     The Conversion Price shall be equitably adjusted accordingly on a pro rata basis in the event of the happening of certain events that would affect the Common Stock or the Series B

Preferred Stock's value including, but not limited to, forward and reverse splits, dividend payments on shares, subdivision of shares, combinations, reclassifications, issuance of rights, warrants, options or any other event described in Section 5(i) (collectively "Reclassifications"). An adjustment made pursuant to this section shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such an event.

     (b) Acceleration.

     (i) If after ninety (90) days from the Closing Date, the closing bid price on Nasdaq of the Company's Common Stock exceeds 200% of the Nasdaq closing bid price on the Closing Date for a period of five (5) consecutive days, each Holder may convert an additional 25% of such Holder's Aggregate Liquidation Preference. If after ninety (90) days from the Closing Date, the closing bid price on Nasdaq of the Company's Common Stock exceeds 300% of the closing bid price on the Closing Date, each Holder may convert 100% of its Aggregate Liquidation Preference without any remaining conversion restrictions.

     (ii) Each Holder may also convert 100% of its Aggregate Liquidation Preference commencing on the date which is two weeks after any of the following events ("Acceleration Events"), except that there shall be no such two week delay in the event of a Change in Control Transaction or a Going Private Transaction (both as defined herein):

          (A) the date the Company's Common Stock is delisted from the Nasdaq Small Cap Market and is not otherwise listed on a national securities exchange or the Nasdaq National Market (a "Delisting");

          (B) the date the Company (I) sells or otherwise conveys all or substantially all of its assets or (II) effects a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of, directly or indirectly, or if within any 12 month period there is a change of more than 50% of the members of the Company's Board of Directors, or if any affiliate of the Company or any other person, entity or group (as defined in Section 13(d) of the Exchange Act) acquires in excess of 50% of the Common Stock (collectively, a "Change in Control Transaction");

          (C) the date the Company completes any transaction or series of transactions the result of which would cause the Common Stock to cease being publicly traded, included without limitation pursuant to Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than a transaction, that is not a Change in Control Transaction, in which the Common Stock is exchanged for other publicly traded securities) (a"Going Private Transaction");

          (D) the date of a suspension (a "Suspension") of the use of the prospectus forming part of the registration statement (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act") registering the shares of Common Stock issuable upon the conversion of the Series B Preferred Stock has occurred and is continuing or the date that is the 15th day in the aggregate that more than one

     Suspension has occurred since the effective date of the Registration Statement (a "Cumulative Suspension");

          (E) the Registration Statement is not effective 90 days after the Closing Date;

          (F) the date the number of authorized but unissued shares of Common Stock are not sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock then eligible for conversion (whether or not the Holders have duly delivered Notices of Conversion) ("Insufficient Authorized Stock"); or

          (G) the date the Company receives a deficiency notice from the U.S. Food and Drug Administration (the "FDA") withdrawing approval of all filings by the FDA of the Company's New Drug Application submissions for products utilizing loteprednol etabonate.

     (c) Mechanics of Conversion. Conversion of the Series B Preferred Stock to Common Stock may be exercised in whole or in part by Holder telecopying an executed and completed notice of conversion ("Notice of Conversion") (in the form annexed hereto as Exhibit A) to counsel for the Company, with a copy to the Company, and delivering the original Notice of Conversion and the certificate representing the shares of Series B Preferred Stock to counsel by hand or by express courier within three (3) business days of exercise. Each date on which a Notice of Conversion is telecopied to and received by counsel for the Company in accordance with the provisions hereof shall be deemed a "Conversion Date." The Company will transmit the certificates representing the Common Stock issuable upon conversion of all or any part of the shares of Series B Preferred Stock (together with any certificates for replacement shares of Series B Preferred Stock not previously converted but included in the original certificate presented for conversion) to the Holder via express courier within three (3) business days after counsel for the Company has received the original Notice of Conversion and certificate for the shares of Series B Preferred Stock being so converted. The Notice of Conversion and certificate representing the portion of the shares of Series B Preferred Stock converted shall be delivered as follows:

                           To counsel:

                           Eilenberg & Zivian
                           666 Third Avenue, 30th Fl.
                           New York, NY  10017
                           (Tele) (212) 986-2468
                           (Fax) (212) 986-2399

                           To the Company:

                           Pharmos Corporation
                           2 Innovation Drive
                           Alachua, FL  32615

                           Attn:  President
                           (Tele) (904) 462-1210
                           (Fax) (904) 462-5401

or to such other person at such other place as the Company shall designate to the Holder in writing.

     In the event that the shares of Series B Preferred Stock are not converted within three (3) business days of receipt by counsel for the Company of a valid Notice of Conversion and certificates representing the Shares to be converted (such date of receipt referred to as the "Conversion Date"), the Company shall be liable to Purchaser for actual damages incurred from the fourth business day following the Conversion Date through the ninth business day following the Conversion Date for such failure (provided that Purchaser has delivered the original valid Notice of Conversion and the original certificate(s) representing the shares of Series B Preferred Stock to be converted, or an affidavit and indemnity agreement as to lost certificates reasonably satisfactory to the Company). In the event that the shares of Series B Preferred Stock are not converted by the tenth (10th) business day following the Conversion Date, the Company shall pay to the Holder, by wire transfer, as liquidated damages for such failure and not as a penalty, an amount in cash equal to one (1%) percent per day of the Liquidation Preference for the Series B Preferred Stock to be converted which shall run from the initial Conversion Date; provided, however, that actual damages and liquidated damages for a failure to deliver certificates of Common Stock shall be determined in accordance with Section 5(g), if both of the following conditions are satisfied by the Company: (i) the failure to deliver certificates of Common Stock is the result of a lack of available authorized but unissued shares of Common Stock and (ii) the Company commences, within ten (10) business days after the initial Conversion Date, and uses its best efforts to obtain stockholder approval to amend its Articles of Incorporation to increase the number of authorized shares of Common Stock by an amount sufficient to permit conversion of all shares of Series B Preferred Stock then outstanding at the Hypothetical Conversion Price (as hereinafter defined) then in effect.

     (i) Lost or Stolen Certificates. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any certificates representing shares of Series B Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the certificate(s), if mutilated, the Company shall execute and deliver new certificate(s) of like tenor and date. However, Company shall not be obligated to re-issue such lost or stolen certificates if Holder contemporaneously requests Company to convert such Series B Preferred Stock into Common Stock.

     (ii) No Fractional Shares. If any conversion of the Series B Preferred Stock would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion, shall be the next higher number of shares.

     (d) Restrictions on Conversion of the Series B Preferred Stock. Notwithstanding anything to the contrary contained herein, no shares of Series B Preferred Stock may be converted by a Holder to the extent that, after giving effect to the shares of Common Stock issuable pursuant to a Notice of Conversion, the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of the Series B Preferred Stock or the warrants issued to Holder in connection with the issuance of the Series B Preferred Stock or ownership of other securities that have limitations on a Holder's rights to convert or exercise similar to those limitations set forth herein), together with all shares of Common Stock deemed beneficially owned by Holder's "affiliates" (as defined in Rule 144 under the Securities Act) that would be aggregated for purposes of determining whether a group under
Section 13(d) of the Exchange Act exists, would exceed 4.99% of the total issued and outstanding shares of Common Stock, provided that each Holder shall have the right to waive this restriction, in whole or in part, immediately in case of a pending Change in Control Transaction (as defined in Section 5(b)(ii)(B)) and in any other case upon 61 days prior notice to the Company. The delivery of a Notice of Conversion by any Holder shall be deemed a representation by such Holder it is in compliance with this Section 5(d). A transferee of the Series B Preferred Stock shall not be bound by this provision unless it expressly agrees to be so bound. The term "deemed beneficially owned" as used in this Section 5(d) shall exclude shares that might otherwise be deemed beneficially owned by reason of the convertibility of the Series B Preferred Stock.

     (e) Mandatory Conversion. The Series B Preferred Stock is subject to mandatory conversion after three (3) years from the Closing Date, at which time all shares of Series B Preferred Stock will automatically be converted at the Conversion Price, upon the terms set forth in this section. Such three year period will be extended by the number of days during such period that (i) the Company's Common Stock has been Delisted and/or (ii) a Suspension has been in effect and by the number of days after the 90th day from the date hereof that the Registration Statement was not declared effective. Any particular day in which more than one of the foregoing condition events shall have been in effect shall only be counted once in determining the number of days by which to extend the three year period prior to mandatory conversion. Mandatory conversion shall not occur in the event of the occurrence of one or both of the following at the time of such mandatory conversion: (x) the Company is unable, or admits in writing its inability, to pay its debts, or is not paying its debts generally as they come due, or has made any assignment for the benefit of creditors; or (y) the Company has commenced, or there has been commenced against the Company, any case, proceeding, or other action seeking to have an order for relief entered with respect to the Company, or to adjudicate the Company as a bankrupt or insolvent.

     (f) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the sufficiency of which shall be determined by using a Conversion Price (the "Hypothetical Conversion Price") derived from a hypothetical closing market price that is 75% of either (i) the actual Average Closing Price on the Closing Date or (ii) the actual Average Closing Price from time to time, whichever is lower. The Company hereby covenants and agrees that if at any time the

Hypothetical Conversion Price falls to a level that would not enable all outstanding shares of Series B Preferred Stock to be fully converted, the Company will promptly use its best efforts to obtain stockholder approval, within 90 days thereafter, to amend its Articles of Incorporation to increase the number of authorized shares of Common Stock by an amount sufficient to permit the conversion of all shares of Series B Preferred Stock then outstanding at the Hypothetical Conversion Price then in effect.

     (g) Liquidated Damages. In the event of a Delisting, a Cumulative Suspension or Insufficient Authorized Stock, or in the event the Registration Statement is not effective within 90 days of the Closing Date (each a "Damage Event"), the Company will pay to all Holders of the Series B Preferred Stock, by wire transfer, as liquidated damages for such non-availability and not as a penalty, an amount in cash equal to 2% per month of the Liquidation Preference of only those shares of Series B Preferred Stock then eligible for conversion, without regard to Section 5(d), for the first two months after the occurrence of a Damage Event, and 3% per month for each month thereafter. Similar liquidated damages shall be paid with respect to any shares of Series B Preferred Stock not initially eligible for conversion, when the Damage Event first occurred but which subsequently become eligible for conversion, without regard to Section 5(d), commencing in the first month that such shares of Series B Preferred Stock become eligible for such conversion. Such liquidated damages shall continue to accrue and shall be payable until the Damage Event has been cured (and, if unpaid, shall bear interest at a rate of 2% per month), and, at the Holder's election, may be paid in cash or may be added to the principal of the shares of Series B Preferred Stock for subsequent conversion purposes; provided, however, that in the case of a Delisting, after six months from the date of such Delisting, the Company shall have the option to either (i) force Holder to as promptly as possible convert (in increments of no less than $50,000) all or part of its shares of Series B Preferred Stock, subject to Purchaser being able to sell the underlying shares of Common Stock issuable upon conversion, and simultaneously sell such shares (where the conversion price therefor shall not be the Conversion Price but instead shall equal 83% of the Holder's sale price of the shares of Common Stock issued upon conversion, for the first 25% of Holder's Aggregated Liquidation Preference converted, and 80% of the actual sale price of the shares of Common Stock issued upon conversion for the remainder, all as determined by Holder's actual trading records (to be provided to the Company) or (ii) redeem Holder's shares of Series B Preferred Stock pursuant to
Section 5(h) below. In no event, may the Company force Holder to convert less than $50,000 of Series B Preferred Stock.

     (h) Redemption By Company.

     (i) Company's Right to Redeem. The Company shall have the right, in its sole discretion, to redeem in whole or in part the Series B Preferred Stock when the average Nasdaq closing bid price is more than 200% above the Nasdaq closing price on the Closing Date for the five (5) consecutive days prior to the date the Company makes such election to redeem. If the Company elects to redeem some, but not all, of the shares of Series B Preferred Stock, the Company shall redeem the shares of Series B Preferred Stock pro rata among the Holders of all of the Series B Preferred Stock then outstanding. The date of the

Company's redemption of the Series B Preferred Stock shall be referred to as the "Redemption Date."

     (ii) Redemption Price. The redemption price per share of Series B Preferred Stock shall equal:

                             Liquidation Preference
                             ----------------------
                                       80%

     (iii) Mechanics of Redemption; Holder's Conversion Rights. The Company shall effect each such redemption by giving notice of its election to redeem ("Redemption Notice"), which shall be irrevocable, by facsimile, by 5 P.M. New York City time the next business day following its election to redeem shares of Series B Preferred Stock and shall provide a copy of such redemption notice by overnight or 2-day courier, to Holder, all other Holders of shares of Series B Preferred Stock and the Company's transfer agent for the Series B Preferred Stock ("Transfer Agent"). Such redemption notice shall indicate (i) whether the Company will redeem all or part of the Series B Preferred Stock, (ii) the applicable redemption price and (iii) that the average Nasdaq closing bid price has exceeded by 200% the Nasdaq closing price on the Closing Date for the five
(5) consecutive days prior to the date the Company elects to redeem shares of Series B Preferred Stock. Notwithstanding the foregoing, Holder shall have five business days following receipt of the Redemption Notice from the Company to elect, in its sole discretion, to convert all or part of the Series B Preferred Stock otherwise being redeemed. Such conversion shall be effected in accordance with the Certificate of Designation, and if an appropriate Notice of Conversion is delivered to the Company in a timely manner, such shares of Series B Preferred Stock shall be deemed to be converted and not redeemed.

     (iv) Company Must Have Immediately Available Funds or Credit Facilities. The Company shall not be entitled to send any Redemption Notice and begin the redemption procedure hereunder unless it has:

          (A) the full amount of the redemption price in cash, available in a demand or other immediately available account in a bank or similar financial institution; or

          (B) immediately available credit facilities, in the full amount of the redemption price with a bank or similar financial institution; or

          (C) a combination of the items set forth in (A) and (B) above, aggregating the full amount of the redemption price.

     (v) Payment of Redemption Price. Upon receipt of a Redemption Notice Holder shall send its shares of Series B Preferred Stock being redeemed to the Company or its Transfer Agent, and the Company shall pay the applicable redemption price within three (3) business days of receipt of the shares of Series B Preferred Stock. The Company shall not be obligated to deliver the redemption price unless the shares of Series B Preferred Stock so redeemed are delivered to the Company or its Transfer Agent, or, in the event one or more certificates have been lost, stolen, mutilated or destroyed, Holder delivers to the

Company a lost certificate affidavit and indemnification agreement reasonably satisfactory to Company and the Transfer Agent.

     (vi) Blackout Period. Notwithstanding the foregoing, the Company may not either send out a redemption notice or effect a redemption during a Blackout Period (defined as a period during which the Company's officers or directors would not be entitled to buy or sell stock because of their holding of material non-public information). In the event the Company initiates a redemption during a Blackout Period without having first made public material non-public information, the Company shall disclose the non-public information that resulted in the Blackout Period, and no redemption shall be effected until at least 10 days after the Company shall have given the Holder written notice that the Blackout Period has been lifted.

     (i) Adjustment to Conversion Rate.

     (i) Adjustment to Fixed Conversion Price Due to Stock Split, Stock Dividend, Etc. If at any time when the Series B Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased. In such event the Company shall notify the Transfer Agent of such change on or before the effective date thereof.

     (ii) Adjustment Due to Merger, Consolidation, Etc. If, prior to the conversion of all Series B Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, or other property, then the Holders of Series B Preferred Stock shall, upon being given at least 30 days advance written notice of such transaction, thereafter have the right to purchase and receive upon conversion of Series B Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities or other property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Series B Preferred Stock held by such Holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Series B Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Rate and of the number of shares issuable upon conversion of the Series B Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Company shall not effect any transaction described in this subsection 5(f) unless (1) Holder has been given at least 30 days advance written notice of such transaction, and (2) the resulting successor or acquiring entity

(if not the Company) assumes by written instrument the obligation to deliver to the Holders of the Series B Preferred Stock such shares of stock and/or securities or other property as, in accordance with the foregoing provisions, the Holders of the Series B Preferred Stock may be entitled to receive upon conversion of the Series B Preferred Stock.

     (iii) No Fractional Shares. If any adjustment under this Section 5(i) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

     Section 6. Voting Rights. The Holders of the Series B Preferred Stock shall have no voting power whatsoever, except with respect to any amendment to the Company's Certificate of Incorporation which would have an adverse effect on the Series B Preferred Stock or as otherwise provided by the Nevada Corporation Laws.

     Section 7. Status of Converted Stock. In the event any shares of Series B Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Company as Series B Preferred Stock.

     Section 8. Preference Rights. Nothing contained herein shall be construed to prevent the Board of Directors of the Company from issuing one or more series of Preferred Stock with dividend and/or liquidation preferences junior to the dividend and liquidation preferences of the Series B Preferred Stock.

                                                                       EXHIBIT A

                              NOTICE OF CONVERSION
        (To be Executed by the Registered Holder in order to Convert the
                               5% Preferred Stock)

The undersigned hereby irrevocably elects to convert the ___Shares represented by above Certificate No. ____ into shares of common stock of PHARMOS CORPORATION (the "Company") according to the conditions hereof, as of the date written below.

The undersigned represents and warrants that

     All offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to an exemption from registration under the Act, or pursuant to registration of the Common Stock under the Securities Act of 1933, as amended.


--------------------------------                --------------------------------
Date of Conversion                              Applicable Conversion Price


--------------------------------                --------------------------------
Number of Shares of Common Stock                $ Amount of Conversion
upon Conversion



-----------------------------                   -------------------------------
Signature                                       Name

Address:                                        Delivery of Shares to:

                                                                    EXHIBIT 4(g)

           [FORM OF 5% PREFERRED STOCK SECURITIES PURCHASE AGREEMENT]

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS SUBSCRIPTION AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                               5% PREFERRED STOCK
                          SECURITIES PURCHASE AGREEMENT

                               PHARMOS CORPORATION

     THIS AGREEMENT is made as of the 31st day of March, 1997, between PHARMOS CORPORATION, Nasdaq Symbol "PARS" (the "Company"), a Nevada corporation, with its principal office at 2 Innovation Drive, Alachua, FL 32615, and _____________
(the       "Purchaser"),       with      its      principal       office      at

----------------------------------------------------.

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

     Section 1. Certain Definitions. For purposes of this Agreement:

          "Closing Date" means the date agreed to by the parties for the delivery of the stock certificate against a wire transfer of the funds to the Company.

          "Closing" means the completion of the purchase and sale of the Shares on the Closing Date.

          "Common Stock" means the underlying Common Stock of the Company, $.03 par value.

          "Conversion Date" means the date on which the Purchaser has telecopied the Notice of Conversion to counsel for the Company.

          "Convertible Preferred Stock" means the shares of Series B Preferred Stock of the Company, $.03 par value, convertible into Common Stock as hereinafter provided and which has the rights, preferences and privileges set forth in the Certificate of Designation attached hereto as Exhibit A (the "Certificate of Designation").

          "Conversion Price" means an amount equal to a seventeen (17%) percent discount from the closing price of the Common Stock as reported by Nasdaq averaged for the previous three (3) business days ending on the day before the Conversion Date (the "Average Closing Price") for the first 25% of Purchaser's Aggregate Liquidation Preference (as defined herein); and for amounts converted in excess of 25% of Purchaser's Aggregate Liquidation Preference, the discount shall be twenty (20%) percent from the Average Closing Price. The closing price referred to above shall be the last reported sales price, or if no reported sale takes place on such day, the average of the closing bid and asked prices. If the Common Stock is not traded on Nasdaq, the Average Closing Price shall be the average closing price (and if not available, the mean of the high and low prices) of the Common Stock on the over-the-counter-market or the principal national securities exchange or the National Market System on which the Common Stock is traded for the previous three (3) business days ending on the day before the Conversion Date.

          The Conversion Price shall be equitably adjusted accordingly on a pro rata basis in the event of the happening of certain events that would affect the Common Stock or Convertible Preferred Stock's value including, but not limited to, forward and reverse splits, dividend payments on shares, subdivision of shares, combinations, reclassifications, issuance of rights, warrants, options or the like (collectively "Reclassifications"). An adjustment made pursuant to this section shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such an event.

          "Purchase Price" means the aggregate purchase price of the Shares purchased.

          "Shares" means the shares of Convertible Preferred Stock purchased hereunder.

          Section 2. Authorization and Sale of Shares.

     2.1 Authorization. Subject to the terms and conditions of this Agreement, the Company has authorized the sale and issuance of the Shares.

     2.2 Agreement to Sell and Purchase the Shares. The Company will sell and the Purchaser will buy Shares in reliance upon the representations and warranties of the Company and Purchaser contained in this Agreement, upon the terms and conditions hereinafter set forth, _____ shares of Convertible
Preferred Stock for an aggregate purchase price of _______________ _____________________________ Dollars based on U.S. $1,000 per share. The Shares shall pay a 5% cumulative dividend, payable in cash or Common Stock at the Conversion Price, at the discretion of the Company, at the time of each conversion. Such purchase and sale shall occur on the Closing Date. In addition, Company will issue to Purchaser, for no additional consideration, ______ four-year warrants ("Warrants") to purchase Common Stock, initially exercisable on the first anniversary of the date hereof and for a period of three years thereafter, at an exercise price of $1.75 per share as per the terms of a separate Stock Purchase Warrant.

     2.3 Time and Place of Closing. The Closing shall be held at the offices of Eilenberg & Zivian, 666 Third Avenue, New York, NY 10016, as promptly as practicable as agreed to by the parties to this Agreement, but no later than April 4, 1997 at which time either party may terminate this Agreement.

     2.4 Payment and Delivery. At or prior to the Closing, the following shall occur:

          (a) Purchaser shall remit by wire transfer the Purchase Price as payment in full for the Shares to, at its discretion, either (i) Sheldon E. Goldstein, P.C. ("Escrow Agent"), counsel for certain purchasers of Shares, as per a separate escrow agreement between Escrow Agent and the Company, or
     (ii) directly to the Company, provided that Purchaser has been notified by Eilenberg & Zivian that the Company has delivered certificates representing the Shares and Warrants as provided in Section 2.4(b) below.

          (b) Company shall deliver or cause to be delivered to Escrow Agent (or to Eilenberg & Zivian if Purchaser has elected to pay Company directly) certificates representing the Shares and the Warrants, registered in the name of Purchaser (or any nominee designated by Purchaser at prior to the Closing Date), free and clear of all liens, claims, charges and encumbrances. Purchaser shall receive such certificates from Escrow Agent or Eilenberg & Zivian, as applicable, after the Company has received the Purchase Price from the Escrow Agent or directly from Purchaser, as the case may be.

          (c) Wire instructions for Sheldon E. Goldstein, P.C. are as follows:

            Chase Manhattan Bank, N.A.
            ABA #021000021
            For the Account of
             United States Trust Company of New York
             Account #920-1-073195
            In Favor of
             Sheldon E. Goldstein, P.C. Attorney Trust Account
             Account #59-02347

          (d) Wire instructions for the Company are as follows:

            State Street Bank & Trust Company
            108 Myrtle Street
            North Quincy, MA
            ABA Routing #: 011000028
            Credit DDA #:  56730328
            Account #:     DE0175
            Account Name:  Pharmos Corporation

     Section 3. General Representations and Warranties of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser that the following are true and correct as of the date hereof and as of the Closing Date.

     3.1 Organization; Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company.

     3.2 Capitalization. The authorized capital stock of the Company consists of 50,000,000 Shares of Common Stock, $.03 par value, of which 31,095,510 shares are currently issued and outstanding, and 1,250,000 Shares of non-voting Preferred Stock, $.03 par value, of which 1,900 shares have been designated Series A Preferred Stock ("Series A Stock"), $.03 par value, and of which 1,460 shares are currently issued and outstanding, and of which 6,000 shares have been designated Series B Preferred Stock, par value $.03. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company will reserve from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion in full of the outstanding Shares and the exercise in full of the Warrants. As of the Closing Date, the Company had reserved sufficient shares of Common Stock for issuance upon exercise of the Shares which are convertible, at Purchaser's option, at the Conversion Price, as per Section 9 of this Agreement, and upon exercise of the Warrants.

     3.3 Authorization. The Company has all requisite corporate right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in Section 7.4 of this Agreement. Upon their issuance and delivery pursuant to this Agreement, the Shares, Warrants and shares of Common Stock issuable upon conversion of the Shares (the "Conversion Shares") and exercise of the Warrants (the "Warrant Shares) (collectively, the "Securities") will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Shares and Warrants are subject to restrictions on transfer under state and/or federal securities laws. The issuance and sale of the Shares and Warrants will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person. Upon registration of the Conversion Shares and the Warrant Shares pursuant to Section 7 of this

Agreement, there shall be no restriction on the transferability thereof other than applicable prospectus delivery requirements.

     3.4 No Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Articles of Incorporation, and any amendments thereto, Bylaws, stockholders agreements and any amendments thereto of the Company or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets.

     3.5 Accuracy of Reports and Information. The Company is in full compliance, to the extent applicable, with all reporting obligations under Section 12(b), 12
(g) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has registered its Common Stock pursuant to
Section 12 of the Exchange Act and the Common Stock is listed and trades on Nasdaq.

     The Company has filed all material required to be filed pursuant to all reporting obligations, under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the offer or sale of the Shares (or for such shorter period that the Company has been required to file such material).

     3.6 SEC Filings/Full Disclosure. None of the Company's filings with the Securities and Exchange Commission since January 1, 1996 contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading. The Company has, since January 1, 1996, timely filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission ("SEC"). The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (the "1995 10-K"), its Quarterly Reports for the periods ended March 31, June 30 and September 30, 1996 and all Current Reports on Form 8-K filed by the Company from January 1, 1996 to date are referred to as the "SEC Reports."

     There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Purchaser which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, business prospects, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

     3.7 Absence of Undisclosed Liabilities. The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except as set forth in the financial statements included in the SEC Reports or in the current draft of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the

"Draft 1996 10-K") provided to the Purchaser pursuant to a confidentiality agreement and being filed with the SEC on March 31, 1997 (collectively the "Financial Statements") or as incurred in the ordinary course of business after the date of the Financial Statements.

     3.8 Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby, except the filing with the SEC of a registration statement on Form S-3 for the purpose of registering the Common Stock underlying the Shares and the Warrants.

     3.9 Intellectual Property Rights. Except as disclosed in the SEC Reports or the Draft 1996 10-K, the Company has sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business as contemplated therein. To the Company's knowledge, neither the Company nor its products is infringing or will infringe any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence; and there is no claim being made against the Company regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company.

     3.10 Material Contracts. Except as set forth in the SEC Reports or the Draft 1996 10-K, the agreements to which the Company is a party described therein are valid agreements, in full force and effect, the Company is not in material breach or material default (with or without notice or lapse of time, or both) under any of such agreements, and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default (with or without notice or lapse of time, or both) under any of such agreements.

     3.11 Litigation. There is no action, proceeding or investigation pending, or to the Company's knowledge threatened, against the Company which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Company. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

     3.12 Title to Assets. Except as set forth in SEC Reports or the Draft 1996 10-K, the Company has good and marketable title to all properties and material assets described therein as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.

     3.13 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity, except as stated in the SEC Reports or the Draft 1996 10-K.

     3.14 Required Governmental Permits. The Company is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect.

     3.15 Listing. The Company will maintain the listing of its Common Stock on the Nasdaq Small Cap Market or other organized, comparable United States market or quotation system; provided, however, that the sole remedy for Purchaser for breach of this representation shall be liquidated damages as provided in Section 9.6.

     3.16 Other Outstanding Securities/Financing Restrictions. Except for the outstanding shares of Series A Stock and outstanding non-vested warrants to purchase 1,130,000 shares of Common Stock issued to employees in February 1997 and except as disclosed in the September 30, 1996 10-Q, there are no other outstanding debt or equity securities presently convertible into shares of Common Stock. The Company has no outstanding restricted shares of Common Stock, or shares of Common Stock sold under Regulation S or Regulation D under the Securities Act of 1933, as amended (the "Securities Act") or outstanding under any other exemption from registration, which are available for sale as unrestricted ("free trading") stock.

     The Company cannot, without the prior approval in writing from the Purchaser, obtain convertible debt or equity financing for a period of one hundred eighty (180) days following the Closing Date; however, the Company will not require prior approval if (a) the Company's share price is greater than 200% of the Closing Price at the time of such financing, (b) the financing is with a company or entity with which the Company has, or is entering into, a business or strategic relationship, or (c) the equity securities issued are not registered prior to 180 days from the Closing Date.

     3.17 Right of First Refusal. In the event the Company wishes to complete a financing similar in structure to the securities issued hereby within one hundred and eighty (180) days from the Closing Date, the Purchaser shall have the right of first refusal to participate in such offering and shall have three
(3) business days to reply in writing after receipt of written notice of such proposed financing from the Company. In the event a writing is not received by the Company, this will be deemed a refusal by the Purchaser.

     3.18 Legal Opinion. Purchaser shall, upon purchase of the Shares, receive an opinion letter from counsel to the Company, and the Company represents that it will immediately obtain such an opinion from counsel to the satisfaction of the Purchaser, to the effect that:

          (a) The Company is duly incorporated, validly existing and in good standing in the jurisdiction of its incorporation.

          (b) There is no action, proceeding or investigation pending, or to such counsel's knowledge, threatened against the Company which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Company.

          (c) The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

          (d) There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

          (e) All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

          (f) This Securities Purchase Agreement and the Stock Purchase Warrant, the issuance of the Shares and Warrants and the issuance of the Conversion Shares and Warrant Shares have been duly approved by all required corporate action and that all such Securities, upon delivery, shall be validly issued and outstanding, fully paid and nonassessable.

          (g) The execution, delivery and performance of this Securities Purchase Agreement and the Stock Purchase Warrant by the Company, and the consummation of the transactions contemplated thereby, will not, with or without the giving of notice or the passage of time or both:

               (i) Violate the provisions of any law, rule or regulation applicable to the Company;

               (ii) Violate the provisions of the charter or bylaws of the Company; or

               (iii) To the best of counsel's knowledge, violate any judgment, decree, order or award of any court, governmental body or arbitrator.

               (iv) To the best of counsel's knowledge, conflict with, or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company pursuant to, any note, bond, indenture, mortgage, lease, deed of trust or other instrument, obligation, or agreement to which the Company is a party or by which the Company, or any of its properties is or may be bound.

          (h) This Securities Purchase Agreement and the Stock Purchase Warrant constitute the valid and legally binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and, with respect to the Securities Purchase Agreement, to limitations of public policy as they may apply to the indemnification provisions set forth in
     Section 7.4 thereof.

     3.19 Use of Proceeds. The Company represents that the net proceeds from this offering will be used to fund the Company's research and development activities and clinical trials of its drugs, possible acquisitions, strategic alliances, working capital and general corporate purposes.

     3.20 No Poison Pill. The Company represents that it does not have, and has no current intention to adopt, a stockholder rights plan ("poison pill").

     Section 4. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company that the following are true and correct as of the date hereof and as of the Closing Date.

     4.1 Authority. The Purchaser's signatory has all right, power, authority and capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and will constitute the legal, valid and binding obligations of the Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in Section 7.4 of this Agreement.

     4.2 Investment Experience. Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Purchaser is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company, including the SEC Reports, to reach an informed and knowledgeable decision to acquire the Shares. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares and the acquisition of the Warrants.

     4.3 Investment Intent. Without limiting its ability to resell the Shares and the Warrants and underlying Common Stock pursuant to an effective registration statement, Purchaser represents that it is purchasing the Shares for investment purposes. Purchaser understands that its acquisition of the Shares and the Warrants has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares or the Warrants except in compliance with the Securities Act and any applicable state securities laws, and the rules and regulations promulgated thereunder.

     4.4 Registration or Exemption Requirements. Purchaser further acknowledges and understands that the Shares and the Warrants may not be resold or otherwise transferred except in a transaction registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available. Purchaser understands that the certificate(s) evidencing the Shares and the Warrants will be imprinted with a legend, subject to Section 4.7 below, that prohibits the transfer thereof unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

     4.5 No Legal, Tax or Investment Advice. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares and the acquisition and issuance of the Warrants constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares and acquisition of the Warrants.

     4.6 Purchaser Review. Purchaser hereby represents and warrants that the Purchaser has carefully examined the SEC Reports, including the 1995 10-K, and the Draft 1996 10-K, and the Financial Statements contained therein. The Purchaser acknowledges that the Company has made available to the Purchaser all documents and information that it has requested relating to the Company and has provided answers to all of its questions concerning the Company, the Shares and the Warrants. Nothing stated in the previous two sentences, however, shall be deemed to affect the representations and warranties of the Company contained in this Agreement.

     4.7 Legend. The certificate or certificates representing the Securities shall be subject to a legend restricting transfer under the Securities Act, such legend to be substantially as follows:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT WHICH, EXCEPT IN THE CASE OF AN EXEMPTION PURSUANT TO RULE 144 UNDER SAID ACT, IS CONFIRMED IN A LEGAL OPINION SATISFACTORY TO THE COMPANY."

The certificates shall also include any legends required by any applicable state securities laws.

     The legend(s) endorsed on a stock certificate pursuant to this Section 4.7 or on any certificate representing any of the Securities shall be removed and the Company shall issue a replacement certificate without such legend to the holder of such certificate if the Securities represented by such certificate are registered under the Securities Act or if such holder provides to the Company an opinion of counsel to the effect that a public sale, transfer or assignment of such Securities may be made without registration.

     4.8 Restrictions on Conversion of Shares. Notwithstanding anything to the contrary contained herein, no Shares may be converted by a holder of Shares ("Holder") to the extent that, after giving effect to the Conversion Shares issued pursuant to a Notice of Conversion, the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of Shares or Warrants or ownership of other securities that have limitations on a Holder's rights to convert or exercise similar to those limitations set forth herein), together with all shares of Common Stock deemed beneficially owned by Holder's "affiliates" (as defined in Rule 144 under the Securities Act) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Exchange Act exists, would exceed 4.99% of the total issued and outstanding shares of Common Stock, provided that each Holder shall have the right to waive this restriction, in whole or in part, immediately in case of a pending Change in Control Transaction (as defined in Section 9.2) and in any other case upon 61 days prior notice to the Company. The delivery of a Notice of Conversion by any Holder shall be deemed a representation by such Holder it is in compliance with this Section 4.8. A transferee of Shares shall not be bound by this provision unless it expressly agrees to be so bound. The term "deemed beneficially owned" as used in this Section 4.8 shall exclude shares that might otherwise be deemed beneficially owned by reason of the convertibility of the Shares.

     Section 5. Conditions to the Purchaser's Obligation to Purchase. The Company understands that the Purchaser's obligation to purchase the Shares is conditioned upon:

          (a) Acceptance by Purchaser of this Agreement for the sale of the Shares, as evidenced by the execution of this Agreement by its authorized officers;

          (b) Delivery of the Shares and Warrants to the Escrow Agent (or to Eilenberg & Zivian, if the Purchaser elects to wire funds directly to the Company);

          (c) The delivery at the Closing of a certificate from an authorized officer of the Company certifying that all representations and warranties of the Company are true and correct as of the Closing Date (in the form annexed hereto as Exhibit B1); and

          (d) A filed Certificate of Designation.

     Section  6.   Conditions  to  Company's   Obligation  to  Sell.   Purchaser
understands that the Company's obligation to sell the Shares is conditioned upon:

          (a) The receipt and acceptance by the Company of this Agreement to issue the Shares as evidenced by execution of this Agreement by the President or any Vice President of the Company;

          (b) Delivery into escrow (or to the Company) by Purchaser of good funds as payment in full for the purchase of the Shares; and

          (c) The delivery at the Closing of a certificate from an authorized officer or representative of Purchaser certifying that all representations and warranties of the

     Purchaser are true and correct as of the Closing Date (in the form annexed hereto as Exhibit B2).

     Section 7. Registration of the Shares; Compliance with the Securities Act.

     7.1 Definitions. For the purpose of this Section 7:

          (a) the term "Registration Statement" shall mean any registration statement required to be filed by Section 7.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement; and

          (b) the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     7.2 Registration Procedures and Expenses. The Company shall:

          (a) within thirty (30) days after the Closing Date and in sufficient time to have such registration effective ninety (90) days from the Closing Date, file with the SEC a registration statement under the Securities Act on a form which is appropriate to register the Conversion Shares and the Warrant Shares;

          (b) use its best efforts, subject to receipt of necessary information from the Purchaser, to cause such Registration Statement to become effective as promptly after filing as practicable;

          (c) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until termination of such obligation as provided in Section 7.9 below;

          (d) furnish to the Purchaser with respect to the Common Stock registered on the Registration Statement (and to each underwriter, if any, of such Common Stock) such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Common Stock by the Purchaser; provided, however, that the obligation of the Company to deliver copies of prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities laws as may be applicable in connection with any use of such prospectuses;

          (e) file such documents as may be required of the Company for normal securities law clearance for the resale of the Common Stock in which states of the United States as may be reasonably requested by the Purchaser; provided, however, that the Company shall not be required in connection with this paragraph (e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

          (f) bear all expenses in connection  with the procedures in paragraphs
     (a) through (e) of this Section 7.2 and the registration of the Common Stock on such Registration Statement and the satisfaction of the blue sky laws of such states, including the reasonable fees and expenses of legal counsel to the Purchaser in connection with the procedures in paragraph (a) through (e) of this Section 7.2, other than underwriting discounts and selling commissions or expenses required by law to be borne by Purchaser; and

          (g) in the event of the failure of Company to procure registration of the Common Stock underlying the Shares within ninety (90) days from the Closing Date, Company will pay Purchaser by wire transfer, as liquidated damages for such failure and not as a penalty, two (2%) percent of the Liquidation Preference (as defined below) of the Shares that have not been converted, for each of the first two (2) months and three (3%) percent per month thereafter that the Registration Statement is not effective, or in the event of a Suspension after such date. If the Company does not remit the damages to the Purchaser as set forth above, the Company will pay the Purchaser reasonable costs of collection, including attorneys fees, in addition to the liquidated damages. Such payment shall be made to the Purchaser immediately if the registration of the Shares is not effected; provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Shares pursuant to this Section. The registration of the Shares pursuant to this provision shall not affect or limit Purchaser's other rights or remedies as set forth in this Agreement. In addition, pursuant to Section 9.2, the restrictions on conversion set forth in Section 9.1 shall be eliminated, and Purchaser's right to convert the Shares shall be accelerated, on the 104th day after the Closing Date if the Registration Statement is not effective by such day. The "Liquidation Preference" for a Share shall equal $1,000 (subject to adjustments for Reclassifications), plus all accrued and unpaid dividends (which shall accrue through the Conversion Date, Redemption Date or the date liquidated damages are paid, as applicable) and any then unpaid liquidated damages (interest on which shall accrue at a rate of 2% per month) arising under Sections 7.2(g), 9.2(c) or 9.6.

     7.3 Underwriter. The Company understands that the Purchaser disclaims being an "underwriter" (as such term is defined under the Securities Act and the rules and regulations promulgated thereunder (an "Underwriter")), but Purchaser being deemed an Underwriter shall not relieve the Company of any obligation it has hereunder.

     7.4 Indemnification.

          (a) General Indemnification. Each of the Company and the Purchaser agrees to indemnify the other and to hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) which the other may sustain or incur in connection with the breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.

          (b) Indemnification for Registration Statement.

               (i) By Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the directors, if any, of such Holder, the officers, if any, of such Holder who sign the Registration Statement, each person, if any, who controls such Holder, any underwriter (as defined in the Securities Act) for the Holders and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, expenses or liabilities (joint or several) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstance in which they are made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse the Holders and each such underwriter or controlling person, promptly as such expenses are incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability action or proceeding; provided, however, that the indemnity agreement contained in this Section 7.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holders or any such underwriter or controlling person, as the case may be. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders or any such underwriter or controlling person and shall survive the transfer of the Securities by Holders.

               (ii) By Holders. To the extent permitted by law, each Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which any of them may become subject, under the Securities Act, the Exchange Act or other federal state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration, and such Holder will reimburse any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 6(b) shall not apply to amounts paid in settlement of such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; and provided further, that the Holder shall be liable under this paragraph for only that amount of losses, claims, damages and liabilities as does not exceed the net proceeds to such Holder as a result of the sale of the Securities pursuant to such registration.

               (c) Procedure for Indemnification. Promptly after receipt by an indemnified party under this Section 7.4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.4, deliver to the indemnifying party a written notice of commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel for the indemnifying party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.4 only to the extent prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party other than under this Section 7.4. The indemnification required by this Section 7.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, promptly as such expense, loss, damage or liability is incurred.

               (d) Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it otherwise would be liable under this Section 7.4 to the extent permitted by law, provided that (i) no contribution shall be made under the circumstances where the maker would not have been liable for indemnification under the fault standards set forth in this Section 7.4, (ii) no seller of the Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of the Securities who was not guilty of such fraudulent misrepresentation and (iii) contribution by any seller of the Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Securities.

     7.5 Information Available. So long as any registration statement is effective covering the resale of the Conversion Shares or Warrant Shares, the Company will furnish to Purchaser:

               (a) as soon as possible after available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a national firm of certified public accountants); (ii) if not included in substance in the Annual Report to

          Stockholders, its annual report on Form 10-K within 100 days after the end of each fiscal year of the Company, (iii) each of its Quarterly Reports to Stockholders, and its quarterly report on Form 10-Q within sixty (60) days, and (iv) a full copy of the registration statement covering the Conversion Shares and Warrant Shares (the foregoing, in each case, excluding exhibits); and

               (b)  upon  the  reasonable  request  of  Purchaser,   such  other
          information that is generally available to the public.

     7.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Conversion Shares and the Warrant Shares to the public without registration, the Company agrees to use its best efforts to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date on which the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

          (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

          (c) to furnish to Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing Purchaser to sell any such Conversion Shares or Warrant Shares without registration.

     7.7 Temporary Cessation of Offers and Sales by Purchaser. The Purchaser acknowledges that there may occasionally be times when the Company may be required to suspend the use of the prospectus forming part of the Registration Statement (a "Suspension") until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, until the prospectus is supplemented or amended to comply with the Securities Act, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Company agrees to file any necessary amendments, supplements and reports as soon as practicable under the circumstances. The Company agrees to use its best efforts to cause a Suspension to be lifted within 10 business days during which time Purchaser agrees that it will not sell any shares of Common Stock pursuant to such prospectus.

     7.8 Transfer of Conversion Shares or Warrant Shares Stock After Registration. Purchaser hereby covenants with the Company not to make any sale of the Conversion Shares or Warrant Shares except either (i) in accordance with the Registration Statement, in which case Purchaser covenants to comply with the requirement of delivering a current prospectus, (ii) in accordance with Rule 144, in which case Purchaser covenants to comply with Rule 144, or (iii) as otherwise permitted by applicable law.

     7.9 Termination of Obligations. The obligations of the Company pursuant to Sections 7.2, 7.3 and 7.6 hereof shall cease and terminate upon the earlier to occur of (i) such time as all of the Conversion Shares or Warrant Shares have been re-sold, or (ii) such time as all of the Common Stock may be re-sold pursuant to Rule 144(k) under the Securities Act.

     Section 8. Legal Fees and Expenses. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby.

     Section 9. Conversion; Acceleration; Liquidated Damages.

     9.1 Restrictions on Conversion. Conversion of the Shares may be made at the Conversion Price as follows:

          0 - 90 days      None
          91 - 180 days    Up to 40% of the aggregate Liquidation Preference
                           for the Shares (the "Aggregate Liquidation
                           Preference")
          181 - 270 days   Up to 80% of the Aggregate Liquidation Preference
          after 270 days   100% of the Aggregate Liquidation Preference

     9.2 Acceleration of Conversion.

          (a) If after ninety (90) days from the Closing Date, the closing bid price on Nasdaq of the Company's Common Stock exceeds 200% of the Nasdaq closing bid price on the Closing Date for a period of five (5) consecutive days, Purchaser may convert an additional 25% of the Aggregate Liquidation Preference. If after ninety (90) days from the Closing Date, the closing bid price on Nasdaq of the Company's Common Stock exceeds 300% of the closing bid price on the Closing Date, the Purchaser may convert 100% of the Aggregate Liquidation Preference without any remaining conversion restrictions.

          (b) Purchaser may also convert 100% of its Aggregate Liquidation Preference commencing on the date which is two weeks after any of the following events ("Acceleration Events"), except that there shall be no such two week delay in the event of a Change in Control Transaction or a Going Private Transaction (both as defined herein):

               (i) the date the Company's Common Stock is delisted from the Nasdaq Small Cap Market and is not otherwise listed on a national securities exchange or the Nasdaq National Market (a "Delisting");

               (ii) the date the Company (I) sells or otherwise conveys all or substantially all of its assets or (II) effects a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of, directly or indirectly, or if within any 12 month period there is a change of more than 50% of the members of the Company's Board of Directors, or if any other person, entity or group (as defined in Section 13(d) of the Exchange Act) and/or any of their affiliates or associates acquires in excess of 50% of the Common Stock (collectively, a "Change in Control Transaction");

               (iii) the date the Company completes any transaction or series of transactions the result of which would cause the Common Stock to cease being publicly traded, included without limitation pursuant to Rule 13e-3 promulgated under the Exchange Act (other than a transaction, that is not a Change in Control Transaction, in which the Common Stock is exchanged for other publicly traded securities) (a"Going Private Transaction");

               (iv) the date a Suspension has occurred and is continuing or the date that is the 15th day in the aggregate that more than one Suspension has occurred since the effective date of the Registration Statement (a "Cumulative Suspension");

               (v) the Registration Statement is not effective 90 days after the Closing Date;

               (vi) the date the number of authorized but unissued shares of Common Stock are not sufficient to effect the conversion of all outstanding Shares then eligible for conversion (whether or not the Holders have duly delivered Notices of Conversion) ("Insufficient Authorized Stock"); or

               (vii) the date the Company receives a deficiency notice from the U.S. Food and Drug Administration (the "FDA") withdrawing approval of all filings by the FDA of the Company's New Drug Application submissions for products utilizing loteprednol etabonate.

          (c) Notice of Conversion. Conversion of the Shares to Common Stock may be exercised in whole or in part by Purchaser telecopying an executed and completed Notice of Conversion (in the form annexed hereto as Exhibit C) to counsel for the Company, with a copy to the Company, and delivering the original Notice of Conversion and the certificate representing the Shares to counsel by hand or by express courier within three (3) business days of exercise. Each date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will transmit the certificates representing the Common Stock issuable upon conversion of all or any part of the Shares (together with any certificates for replacement Shares not previously converted but included in the original certificate presented for conversion) to the Purchaser via express courier within three (3) business days after counsel for the Company has received the original Notice of Conversion and the certificate representing the Shares being so converted. The Notice of Conversion and certificate representing the portion of the Shares converted shall be delivered as follows:

                           To counsel:

                           Eilenberg & Zivian

                           666 Third Avenue, 30th Fl.
                           New York, NY  10017
                           (Tele) (212) 986-2468
                           (Fax) (212) 986-2399

                           To the Company:

                           Pharmos Corporation
                           2 Innovation Drive
                           Alachua, FL  32615
                           Attn:  President
                           (Tele) (904) 462-1210
                           (Fax) (904) 462-5401

or to such other person at such other place as the Company shall designate to the Purchaser in writing.

     In the event that the Shares are not converted within three (3) business days of the Conversion Date, the Company shall be liable to Purchaser for actual damages incurred from the fourth business day following the Conversion Date through the ninth business day following the Conversion Date for such failure (provided that Purchaser has delivered the original valid Notice of Conversion and the original certificate(s) representing the Shares to be converted, or an affidavit and indemnity agreement as to lost certificates reasonably satisfactory to the Company). In the event the Shares are not converted by the tenth (10th) business day following the Conversion Date, the Company shall pay to the Purchaser, by wire transfer, as liquidated damages for such failure and not as a penalty, an amount in cash equal to one (1%) percent per day of the Liquidation Preference for the Shares to be converted which shall run from the tenth (10th) business day following the Conversion Date; provided, however, that actual damages and liquidated damages for a failure to deliver certificates of Common Stock shall be determined in accordance with Section 9.6, if both of the following conditions are satisfied by the Company: (i) the failure to deliver certificates of Common Stock is the result of a lack of available authorized but unissued shares of Common Stock and (ii) the Company commences, within ten (10) business days after the initial Conversion Date, and uses its best efforts to obtain stockholder approval to amend its Articles of Incorporation to increase the number of authorized shares of Common Stock by an amount sufficient to permit conversion of all Shares then outstanding at the Hypothetical Conversion Price (as hereinafter defined) then in effect.

     9.3 Restrictions on Sales by Purchaser. Purchaser agrees that neither it nor any person or entity for whom it is holding Shares will directly or indirectly sell any of the Common Stock (including short sales) during three (3) business days prior to a conversion by Purchaser.

     9.4 Mandatory Conversion. The Shares are subject to mandatory conversion after three (3) years from the Closing Date, at which time all Shares will automatically be converted at the Conversion Price, upon the terms set forth in this section. Such three year period will be extended by the number of days during such period that (i) the Company's

Common Stock has been Delisted and/or (ii) a Suspension has been in effect and by the number of days after the 90th day from the date hereof that the Registration Statement was not declared effective. Any particular day in which more than one of the foregoing condition events shall have been in effect shall only be counted once in determining the number of days by which to extend the three year period prior to mandatory conversion. In addition, mandatory conversion shall not occur for so long as certain default events specified in
Section 5(e) of the Certificate of Designation are continuing.

     9.5 Reservation of Common Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Shares and Warrants, the sufficiency of which shall be determined (in the case of the Shares) by using a Conversion Price (the "Hypothetical Conversion Price") derived from a hypothetical closing market price that is 75% of either (i) the actual Average Closing Price on the Closing Date or (ii) the actual Average Closing Price from time to time, whichever is lower, and in the case of the Warrants, by the exercise price thereof. The Company hereby covenants and agrees that if at any time the Hypothetical Conversion Price falls to a level that would not enable all outstanding Shares to be fully converted and the outstanding Warrants to be fully exercised, the Company will promptly use its best efforts to obtain stockholder approval, within 90 days thereafter, to amend its Articles of Incorporation to increase the number of authorized shares of Common Stock by an amount sufficient to permit the conversion of all Shares then outstanding at the Hypothetical Conversion Price then in effect.

     9.6 Liquidated Damages. In the event of a Delisting, a Cumulative Suspension or Insufficient Authorized Stock (each a "Damage Event"), the Company will pay to Purchaser (and to all other holders of the Shares), by wire transfer, as liquidated damages for such nonavailability and not as a penalty, an amount in cash equal to 2% per month of the Liquidation Preference of only those Shares then eligible for conversion, without regard to Section 4.8, for the first two months after the occurrence of a Damage Event, and 3% per month for each month thereafter. Similar liquidated damages shall be paid with respect to any Shares not initially eligible for conversion when the Damage Event first occurred but which subsequently become eligible for conversion, without regard to Section 4.8, commencing in the first month that such Shares become eligible for such conversion. Such liquidated damages shall continue to accrue and shall be payable until the Damage Event has been cured, and, if not paid, interest thereon shall accrue at a rate of 2% per month. At the Purchaser's election, such liquidated damages may be paid in cash or may be added to the principal of the Shares for subsequent conversion purposes. Notwithstanding the foregoing, in the case of a Delisting, after six months from the date of such Delisting, the Company shall have the option to either (i) force Purchaser to as promptly as possible convert (in increments of no less than $50,000) all or part of its Shares, subject to Purchaser being able to sell the underlying Conversion Shares, and simultaneously sell such Conversion Shares (where the conversion price therefor shall not be the Conversion Price but instead shall equal 83% of the Purchaser's sale price of the Conversion Shares, for the first 25% of Purchaser's Aggregate Liquidated Preference converted, and 80% of Purchaser's sale price of the Conversion Shares for the remainder, all as determined by Purchaser's actual trading records (to be provided to the Company) or (ii) redeem Purchaser's Shares pursuant to Section

10 below. In no event may the Company force Purchaser to convert less than $50,000 of Shares at any one time.

     Section 10. Redemption By Company.

     10.1 Company's Right to Redeem. The Company shall have the right, in its sole discretion, to redeem in whole or in part the Shares when the average Nasdaq closing bid price is more than 200% above the Nasdaq closing price on the Closing Date for the five (5) consecutive days prior to the date the Company makes such election to redeem. If the Company elects to redeem some, but not all, of the Shares, the Company shall redeem the Shares pro rata among the Holders of all Shares then outstanding. The date of the Company's redemption of Shares shall be referred to as the "Redemption Date."

     10.2 Redemption Price. The redemption price per Share shall equal:

                             Liquidation Preference
                                       80%

     10.3 Mechanics of Redemption; Purchaser's Conversion Rights. The Company shall effect each such redemption by giving notice of its election to redeem ("Redemption Notice"), which shall be irrevocable, by facsimile, by 5 P.M. New York City time the next business day following its election to redeem Shares and shall provide a copy of such redemption notice by overnight or 2-day courier, to Purchaser, all other Holders of Shares and the Company's Transfer Agent. Such redemption notice shall indicate (i) whether the Company will redeem all or part of the Shares, (ii) the applicable redemption price and (iii) that the average Nasdaq closing bid price has exceeded by 200% the Nasdaq closing price on the Closing Date for the five (5) consecutive days prior to the date the Company elects to redeem Shares. Notwithstanding the foregoing, Purchaser shall have five business days following receipt of the Redemption Notice from the Company to elect, in its sole discretion, to convert all or part of the Shares otherwise being redeemed. Such conversion shall be effected in accordance with the Certificate of Designation, and if an appropriate Notice of Conversion is delivered to the Company in a timely manner, such Shares shall be deemed to be converted and not redeemed.


     10.4 Company Must Have Immediately Available Funds or Credit Facilities. The Company shall not be entitled to send any Redemption Notice and begin the redemption procedure hereunder unless it has:

          (i) the full amount of the redemption price in cash, available in a demand or other immediately available account in a bank or similar financial institution; or

          (ii) immediately available credit facilities, in the full amount of the redemption price with a bank or similar financial institution; or

          (iv) a combination of the items set forth in (i) and (ii) above, aggregating the full amount of the redemption price.

     10.5 Payment of Redemption Price. Upon receipt of a Redemption Notice Purchaser shall send its Shares being redeemed to the Company or its Transfer Agent, and the Company shall pay the applicable redemption price within three
(3) business days of receipt of the Shares. The Company shall not be obligated to deliver the redemption price unless the Shares so redeemed are delivered to the Company or its Transfer Agent, or, in the event one or more certificates have been lost, stolen, mutilated or destroyed, Purchaser delivers to the Company a lost certificate affidavit and indemnification agreement reasonably satisfactory to Company and the Transfer Agent.

     10.6 Blackout Period. Notwithstanding the foregoing, the Company may not either send out a redemption notice or effect a redemption during a Blackout Period (defined as a period during which the Company's officers or directors would not be entitled to buy or sell stock because of their holding of material non-public information). In the event the Company initiates a redemption during a Blackout Period without having first made public material non-public information, the Company shall disclose the non-public information that resulted in the Blackout Period, and no redemption shall be effected until at least 10 days after the Company shall have given the Holder written notice that the Blackout Period has been lifted.

     Section 11. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first class registered or certified airmail, postage prepaid, or shall be sent by overnight courier or by facsimile, and shall be deemed given when received:

                            (a) if to the Company, to

                                Pharmos Corporation
                                2 Innovation Drive
                                Alachua, FL  32615
                                (Tele) 904-462-1210
                                (Fax) 904-462-5401

                                copy to:

                                Adam D. Eilenberg, Esq.
                                Eilenberg & Zivian
                                666 Third Avenue, 30th Fl.
                                New York, NY  10017
                                (Tele) (212) 986-2468
                                (Fax) (212) 986-2399

or to such other person at such other place as the Company shall designate to the Purchaser in writing;

                           (b) if to the Purchaser, to

                              --------------------------

                              --------------------------

                              --------------------------

                               copy to:

                              --------------------------

                              --------------------------

                              --------------------------

or at such other address or addresses as may have been furnished to the Company in writing; or

     (c) if to any transferee or transferees of a Purchaser, at such address or addresses as shall have been furnished to the Company at the time of the transfer or transfers, or at such other address or addresses as may have been furnished by such transferee or transferees to the Company in writing.

-     Section 12. Miscellaneous.

     12.1 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement or any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     12.2 Amendments. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and by Purchaser.

     12.3 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     12.4 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     12.5 Governing Law/Jurisdiction. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the courts of or located in the State of New York, specifically the Southern District of New York and/or the Supreme Court of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. In addition, the parties agree that the party against whom such judgment was obtained will pay the legal fees of the party obtaining such judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

     12.6 Recovery of Attorney's Fees. Should any party bring an action to enforce the terms of this Agreement then, if Purchaser prevails in such action it should be entitled to recovery of its attorney's fees from the Company, and if the Company prevails in such action it shall be entitled to recovery of its attorney's fees from the Purchaser.

     12.7 Fees. Notwithstanding Section 12.6, the Company acknowledges that Purchaser shall have no responsibility for the payment of any of its fees in connection with this offering.

     12.8 Counterparts/Facsimile. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

     12.9  Publicity.  The  Purchaser  shall not issue  any  press  releases  or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the Company, except as may be required by applicable law or regulation.

     12.10 Survival. The representations and warranties in this Agreement shall survive Closing.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives the day and year first above written.


                                                     PHARMOS CORPORATION


                                                     By
                                                       -------------------------
                                                         Officer

                                                     _____________, PURCHASER


                                                     By
                                                       -------------------------
                                                         Officer

                                                                       EXHIBIT A

                           CERTIFICATE OF DESIGNATION

               CERTIFICATE OF DESIGNATION, RIGHTS, PREFERENCES AND
                     PRIVILEGES OF SERIES B PREFERRED STOCK
                                       OF
                               PHARMOS CORPORATION

                              A Nevada Corporation

     Pursuant to Nevada Revised Statutes, Section 78.1955, the undersigned hereby certifies as follows:

          1.  That  he  is  the  President  and  Acting   Secretary  of  Pharmos
     Corporation, a Nevada corporation (the "Corporation"); and

          2. That, pursuant to the authority conferred on the Corporation's Board of Directors (the "Board") by ARTICLE IV, Section 2 of the Corporation's Restated Articles of Incorporation, the Board, at a special meeting of the Board held on March 27, 1997, (a) adopted resolutions providing for the issuance of shares of the Corporation's Preferred Stock to be designated as shares of "Series B Preferred Stock" and fixing the number of such shares of Series B Preferred Stock and the powers, designations, privileges, preferences, limitations, restrictions, price and relative rights of such Series B Preferred Stock as more fully set forth in the Statement of Designation, Rights, Preferences and Privileges of Series B Preferred Stock of the Corporation attached hereto and incorporated herein by this reference; and (b) authorized the filing of this Certificate with the Nevada Secretary of State.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Designation, Rights, Preferences and Privileges of Series B Preferred Stock of PHARMOS CORPORATION on this 27th day of March, 1997.



                                                       /s/ Gad Riesenfeld
                                                       ------------------------
                                                       Gad Riesenfeld
                                                       President



                                                       /s/ Gad Riesenfeld
                                                       ------------------------
                                                       Gad Riesenfeld
                                                       Acting Secretary

STATE OF Florida     )
                         )       ss.
COUNTY OF Alachua )

     On this 27th day of March 1997, personally appeared before the undersigned, a Notary Public, as the President and Acting Secretary of PHARMOS CORPORATION, a Nevada corporation, known to me to be the person described in and who executed the foregoing instrument freely and voluntarily and for the uses and purposes mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year in this certificate first written above.


                                                     /s/ Sandra V. Burgess
                                                     ---------------------------
                                                        NOTARY PUBLIC

                STATEMENT OF DESIGNATION, RIGHTS, PREFERENCES AND
                     PRIVILEGES OF SERIES B PREFERRED STOCK
                                       OF
                              PHARMOS CORPORATION,
                              a Nevada Corporation

     The designation, rights, preferences and privileges of, and other matters relating to, the Company's Series B Preferred Stock or the holders ("Holders") of record thereof are as follows:

     Section 1. Designation and Amount. The series of Preferred Stock designated and known as the "Series B Preferred Stock" shall have a par value of $.03 per share and the number of shares constituting the Series B Preferred Stock shall be 6,000. The Series B Preferred Stock shall have a stated value of $1,000 per share, with a 5% per annum dividend as set forth herein.

     Section 2. Rank. The Series B Preferred Stock shall rank: (i) prior to all of the Company's Common Stock, par value $.03 per share ("Common Stock"); (ii) pari passu with all the Company's Series A Preferred Stock ("Series A Preferred Stock"); and (iii) prior to any class or series of capital stock of the Company hereafter created (unless it specifically, by its terms, ranks on parity with the Series B Preferred Stock), in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

     Section 3. Dividends. The Series B Preferred Stock will bear a 5% per annum cumulative dividend, payable at the time of conversion in cash or Common Stock at the Conversion Price (as defined herein), at the Company's option.

     Section 4. Liquidation Preference.

          (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Holders of Series B Preferred Stock, pari passu with the Holders of Series A Preferred Stock, shall be entitled to receive an amount per share equal to the sum of (i) $1,000 for each outstanding share of Series B Preferred Stock (subject to adjustments for Reclassifications (as defined in herein), plus (ii) an amount equal to all accrued and unpaid dividends (which shall accrue through the Conversion Date, Redemption Date (both as defined herein) or the date liquidated damages are paid, as applicable) and any then unpaid liquidated damages (interest on which shall accrue at a rate of 2% per month) arising under Sections 5(c) or (g) (the "Liquidation Preference"). If upon the occurrence of such event, the assets and funds available to be distributed among the Holders of the Series B Preferred Stock shall be insufficient to permit the payment to such Holders of the full preferential amounts due to such Holders, then the entire assets and funds of the Company legally available for distribution shall be distributed among the Holders of the Series B and Series A Preferred Stock on a pro rata basis.

          (b) A sale, conveyance or disposition of all or substantially all of the assets of the Company shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4; provided further that, a consolidation, merger, acquisition, or other business combination of the Company with or into any other Company or Companies or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of shall not be treated as a liquidation, dissolution or winding up within the meaning of this Section 4, but instead shall be treated pursuant to Section 5(i)(ii) hereof.

     Section 5. Conversion. The record Holders of this Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert. Each record Holder of Series B Preferred Stock shall be entitled to convert shares of Series B Preferred Stock (at a minimum of twenty (20) shares per conversion) as follows: (1) up to forty percent (40%) of the aggregate Liquidation Preference for the shares of Series B Preferred Stock held by such Holder (the "Aggregate Liquidation Preference") at any time beginning 91 days following the date of the closing of the sale of shares of Series B Preferred Stock to such Holder (the "Closing Date"), and at anytime thereafter; (2) up to eighty percent (80%) of the Aggregate Liquidation Preference at any time beginning 181 days following the Closing Date, and at anytime thereafter; and (3) 100% of the Aggregate Liquidation Preference at any time beginning 271 days following the Closing Date, and at anytime thereafter, into that number of fully-paid and non-assessable shares of Common Stock of the Company calculated in accordance with the following formula (the "Conversion Rate"):

     Number of shares issued upon conversion of one (1) share of Series B Preferred Stock =

                             Liquidation Preference
                             ----------------------
                                Conversion Price

where, "Conversion Price" means (i) an amount equal to a seventeen (17%) percent discount from the average closing price of the Common Stock as reported by Nasdaq for the previous three (3) business days ending on the day before the Conversion Date (the "Average Closing Price") for the first 25% of Holder's Aggregate Liquidation Preference converted; or (ii) an amount equal to a twenty (20%) percent discount from the Average Closing Price for amounts converted in excess of 25% of Holder's Aggregate Liquidation Preference. The closing price referred to above shall be the last reported sales price, or if no reported sale takes place on such day, the average of the closing bid and asked prices. If the Common Stock is not traded on Nasdaq, the Average Closing Price shall be the average closing price (and if not available, the mean of the high and low prices) of the Common Stock on the over-the-counter-market or the principal national securities exchange or the National Market System on which the Common Stock is traded for the previous three (3) business days ending on the day before the Conversion Date.

         The Conversion Price shall be equitably adjusted accordingly on a pro rata basis in the event of the happening of certain events that would affect the Common Stock or the Series B Preferred Stock's value including, but not limited to, forward and reverse splits, dividend payments on shares, subdivision of shares, combinations, reclassifications, issuance of rights, warrants, options or any other event described in Section 5(i) (collectively "Reclassifications").

An adjustment made pursuant to this section shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such an event.

         (b) Acceleration.

          (i) If after ninety (90) days from the Closing Date, the closing bid price on Nasdaq of the Company's Common Stock exceeds 200% of the Nasdaq closing bid price on the Closing Date for a period of five (5) consecutive days, each Holder may convert an additional 25% of such Holder's Aggregate Liquidation Preference. If after ninety (90) days from the Closing Date, the closing bid price on Nasdaq of the Company's Common Stock exceeds 300% of the closing bid price on the Closing Date, each Holder may convert 100% of its Aggregate Liquidation Preference without any remaining conversion restrictions.

          (ii) Each Holder may also convert 100% of its Aggregate Liquidation Preference commencing on the date which is two weeks after any of the following events ("Acceleration Events"), except that there shall be no such two week delay in the event of a Change in Control Transaction or a Going Private Transaction (both as defined herein):

               (A) the date the Company's Common Stock is delisted from the Nasdaq Small Cap Market and is not otherwise listed on a national securities exchange or the Nasdaq National Market (a "Delisting");

               (B) the date the Company (I) sells or otherwise conveys all or substantially all of its assets or (II) effects a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of, directly or indirectly, or if within any 12 month period there is a change of more than 50% of the members of the Company's Board of Directors, or if any affiliate of the Company or any other person, entity or group (as defined in Section 13(d) of the Exchange Act) acquires in excess of 50% of the Common Stock (collectively, a "Change in Control Transaction");

               (C) the date the Company completes any transaction or series of transactions the result of which would cause the Common Stock to cease being publicly traded, included without limitation pursuant to Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than a transaction, that is not a Change in Control Transaction, in which the Common Stock is exchanged for other publicly traded securities) (a"Going Private Transaction");

               (D) the date of a suspension (a "Suspension") of the use of the prospectus forming part of the registration statement (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act") registering the shares of Common Stock issuable upon the conversion of the Series B Preferred Stock has occurred and is continuing or the date that is the 15th day in the aggregate that more than one Suspension has occurred since the effective date of the Registration Statement (a "Cumulative Suspension");

               (E) the Registration Statement is not effective 90 days after the Closing Date;

               (F) the date the number of authorized but unissued shares of Common Stock are not sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock then eligible for conversion (whether or not the Holders have duly delivered Notices of Conversion) ("Insufficient Authorized Stock"); or

               (G) the date the Company receives a deficiency notice from the U.S. Food and Drug Administration (the "FDA") withdrawing approval of all filings by the FDA of the Company's New Drug Application submissions for products utilizing loteprednol etabonate.

          (c)  Mechanics  of  Conversion.  Conversion  of the Series B Preferred
     Stock to Common Stock may be exercised in whole or in part by Holder telecopying an executed and completed notice of conversion ("Notice of Conversion") (in the form annexed hereto as Exhibit A) to counsel for the Company, with a copy to the Company, and delivering the original Notice of Conversion and the certificate representing the shares of Series B Preferred Stock to counsel by hand or by express courier within three (3) business days of exercise. Each date on which a Notice of Conversion is telecopied to and received by counsel for the Company in accordance with the provisions hereof shall be deemed a "Conversion Date." The Company will transmit the certificates representing the Common Stock issuable upon conversion of all or any part of the shares of Series B Preferred Stock (together with any certificates for replacement shares of Series B
     Preferred Stock not previously converted but included in the original certificate presented for conversion) to the Holder via express courier within three (3) business days after counsel for the Company has received the original Notice of Conversion and certificate for the shares of Series B Preferred Stock being so converted. The Notice of Conversion and certificate representing the portion of the shares of Series B Preferred Stock converted shall be delivered as follows:

                           To counsel:

                           Eilenberg & Zivian
                           666 Third Avenue, 30th Fl.
                           New York, NY  10017
                           (Tele) (212) 986-2468
                           (Fax) (212) 986-2399

                           To the Company:

                           Pharmos Corporation
                           2 Innovation Drive
                           Alachua, FL  32615
                           Attn:  President
                           (Tele) (904) 462-1210
                           (Fax) (904) 462-5401

     or to such other person at such other place as the Company shall designate to the Holder in writing.

     In the event that the shares of Series B Preferred Stock are not converted within three (3) business days of receipt by counsel for the Company of a valid Notice of Conversion and certificates representing the Shares to be converted (such date of receipt referred to as the "Conversion Date"), the Company shall be liable to Purchaser for actual damages incurred from the fourth business day following the Conversion Date through the ninth business day following the Conversion Date for such failure (provided that Purchaser has delivered the original valid Notice of Conversion and the original certificate(s) representing the shares of Series B Preferred Stock to be converted, or an affidavit and indemnity agreement as to lost certificates reasonably satisfactory to the Company). In the event that the shares of Series B Preferred Stock are not converted by the tenth (10th) business day following the Conversion Date, the Company shall pay to the Holder, by wire transfer, as liquidated damages for such failure and not as a penalty, an amount in cash equal to one (1%) percent per day of the Liquidation Preference for the Series B Preferred Stock to be converted which shall run from the initial Conversion Date; provided, however, that actual damages and liquidated damages for a failure to deliver certificates of Common Stock shall be determined in accordance with Section 5(g), if both of the following conditions are satisfied by the Company: (i) the failure to deliver certificates of Common Stock is the result of a lack of available authorized but unissued shares of Common Stock and (ii) the Company commences, within ten (10) business days after the initial Conversion Date, and uses its best efforts to obtain stockholder approval to amend its Articles of Incorporation to increase the number of authorized shares of Common Stock by an amount sufficient to permit conversion of all shares of Series B Preferred Stock then outstanding at the Hypothetical Conversion Price (as hereinafter defined) then in effect.

               (i) Lost or Stolen Certificates. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of any certificates representing shares of Series B Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the certificate(s), if mutilated, the Company shall execute and deliver new certificate(s) of like tenor and date. However, Company shall not be obligated to re-issue such lost or stolen certificates if Holder contemporaneously requests Company to convert such Series B Preferred Stock into Common Stock.

               (ii) No Fractional Shares. If any conversion of the Series B Preferred Stock would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion, shall be the next higher number of shares.

          (d) Restrictions on Conversion of the Series B Preferred Stock. Notwithstanding anything to the contrary contained herein, no shares of Series B Preferred Stock may be converted by a Holder to the extent that, after giving effect to the shares of Common Stock issuable pursuant to a Notice of Conversion, the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of the Series B Preferred Stock or the warrants issued to Holder in connection with the issuance of the Series B Preferred Stock or ownership of other securities that have limitations on a Holder's rights to convert or exercise similar to those limitations set forth herein), together with all shares of Common Stock deemed beneficially owned by Holder's "affiliates" (as defined in Rule 144 under the Securities Act) that would be aggregated for purposes of determining whether a group under
     Section 13(d) of the Exchange Act exists, would exceed 4.99% of the total issued and outstanding shares of Common Stock, provided that each Holder shall have the right to waive this restriction, in whole or in part, immediately in case of a pending Change in Control Transaction (as defined in Section 5(b)(ii)(B)) and in any other case upon 61 days prior notice to the Company. The delivery of a Notice of Conversion by any Holder shall be deemed a representation by such Holder it is in compliance with this
     Section 5(d). A transferee of the Series B Preferred Stock shall not be bound by this provision unless it expressly agrees to be so bound. The term "deemed beneficially owned" as used in this Section 5(d) shall exclude shares that might otherwise be deemed beneficially owned by reason of the convertibility of the Series B Preferred Stock.

          (e) Mandatory Conversion. The Series B Preferred Stock is subject to mandatory conversion after three (3) years from the Closing Date, at which time all shares of Series B Preferred Stock will automatically be converted at the Conversion Price, upon the terms set forth in this section. Such three year period will be extended by the number of days during such period that (i) the Company's Common Stock has been Delisted and/or (ii) a Suspension has been in effect and by the number of days after the 90th day from the date hereof that the Registration Statement was not declared effective. Any particular day in which more than one of the foregoing condition events shall have been in effect shall only be counted once in determining the number of days by which to extend the three year period prior to mandatory conversion. Mandatory conversion shall not occur in the event of the occurrence of one or both of the following at the time of such mandatory conversion: (x) the Company is unable, or admits in writing its inability, to pay its debts, or is not paying its debts generally as they come due, or has made any assignment for the benefit of creditors; or (y) the Company has commenced, or there has been commenced against the Company, any case, proceeding, or other action seeking to have an order for relief entered with respect to the Company, or to adjudicate the Company as a bankrupt or insolvent.

          (f) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the sufficiency of which shall be determined by using a Conversion Price (the "Hypothetical Conversion Price") derived from a hypothetical closing market price that is 75% of either (i) the actual Average Closing Price on the Closing Date or
     (ii) the actual Average Closing Price from time to time, whichever is lower. The Company hereby covenants and agrees that if at any time the Hypothetical Conversion Price falls to a level that would not enable all outstanding shares of Series B Preferred Stock to be fully converted, the Company will promptly use its best efforts to obtain stockholder approval, within 90 days thereafter, to amend its Articles of Incorporation to increase the number of authorized shares of Common Stock by an amount sufficient to permit the conversion of all shares of Series B Preferred Stock then outstanding at the Hypothetical Conversion Price then in effect.

          (g) Liquidated Damages. In the event of a Delisting, a Cumulative Suspension or Insufficient Authorized Stock, or in the event the Registration Statement is not effective within 90 days of the Closing Date (each a "Damage Event"), the Company will pay to all Holders of the Series B Preferred Stock, by wire transfer, as liquidated damages for such non-availability and not as a penalty, an amount in cash equal to 2% per month of the Liquidation Preference of only those shares of Series B Preferred Stock then eligible for conversion, without regard to Section 5(d), for the first two months after the occurrence of a Damage Event, and 3% per month for each month thereafter. Similar liquidated damages shall be paid with respect to any shares of Series B Preferred Stock not initially eligible for conversion, when the Damage Event first occurred but which subsequently become eligible for conversion, without regard to Section 5(d), commencing in the first month that such shares of Series B Preferred Stock become eligible for such conversion. Such liquidated damages shall continue to accrue and shall be payable until the Damage Event has been cured (and, if unpaid, shall bear interest at a rate of 2% per month), and, at the Holder's election, may be paid in cash or may be added to the principal of the shares of Series B Preferred Stock for subsequent conversion purposes; provided, however, that in the case of a Delisting, after six months from the date of such Delisting, the Company shall have the option to either (i) force Holder to as promptly as possible convert (in increments of no less than $50,000) all or part of its shares of Series B Preferred Stock, subject to Purchaser being able to sell the underlying shares of Common Stock issuable upon conversion, and simultaneously sell such shares (where the conversion price therefor shall not be the Conversion Price but instead shall equal 83% of the Holder's sale price of the shares of Common Stock issued upon conversion, for the first 25% of Holder's Aggregated Liquidation Preference converted, and 80% of the actual sale price of the shares of Common Stock issued upon conversion for the remainder, all as determined by Holder's actual trading records (to be provided to the Company) or (ii) redeem Holder's shares of Series B
     Preferred Stock pursuant to Section 5(h) below. In no event, may the Company force Holder to convert less than $50,000 of Series B Preferred Stock.

     (h) Redemption By Company.

          (i) Company's Right to Redeem. The Company shall have the right, in its sole discretion, to redeem in whole or in part the Series B Preferred Stock when the average Nasdaq closing bid price is more than 200% above the Nasdaq closing price on the Closing Date for the five (5) consecutive days prior to the date the Company makes such election to redeem. If the Company elects to redeem some, but not all, of the shares of Series B Preferred Stock, the Company shall redeem the shares of Series B Preferred Stock pro rata among the Holders of all of the Series B Preferred Stock then outstanding. The date of the Company's redemption of the Series B Preferred Stock shall be referred to as the "Redemption Date."

          (ii) Redemption Price. The redemption price per share of Series B Preferred Stock shall equal: Liquidation Preference 80%

          (iii) Mechanics of Redemption; Holder's Conversion Rights. The Company shall effect each such redemption by giving notice of its election to redeem ("Redemption Notice"), which shall be irrevocable, by facsimile, by 5 P.M. New York City time the next business day following its election to redeem shares of Series B Preferred Stock and shall provide a copy of such redemption notice by overnight or 2-day courier, to Holder, all other Holders of shares of

     Series B Preferred Stock and the Company's transfer agent for the Series B Preferred Stock ("Transfer Agent"). Such redemption notice shall indicate
     (i) whether the Company will redeem all or part of the Series B Preferred Stock, (ii) the applicable redemption price and (iii) that the average Nasdaq closing bid price has exceeded by 200% the Nasdaq closing price on the Closing Date for the five (5) consecutive days prior to the date the Company elects to redeem shares of Series B Preferred Stock. Notwithstanding the foregoing, Holder shall have five business days following receipt of the Redemption Notice from the Company to elect, in its sole discretion, to convert all or part of the Series B Preferred Stock otherwise being redeemed. Such conversion shall be effected in accordance with the Certificate of Designation, and if an appropriate Notice of Conversion is delivered to the Company in a timely manner, such shares of Series B Preferred Stock shall be deemed to be converted and not redeemed.

          (iv)  Company  Must  Have   Immediately   Available  Funds  or  Credit
     Facilities. The Company shall not be entitled to send any Redemption Notice and begin the redemption procedure hereunder unless it has:

               (A) the full amount of the redemption price in cash, available in a demand or other immediately available account in a bank or similar financial institution; or

               (B) immediately available credit facilities, in the full amount of the redemption price with a bank or similar financial institution; or

               (C) a combination of the items set forth in (A) and (B) above, aggregating the full amount of the redemption price.

          (v) Payment of Redemption Price. Upon receipt of a Redemption Notice Holder shall send its shares of Series B Preferred Stock being redeemed to the Company or its Transfer Agent, and the Company shall pay the applicable redemption price within three (3) business days of receipt of the shares of Series B Preferred Stock. The Company shall not be obligated to deliver the redemption price unless the shares of Series B Preferred Stock so redeemed are delivered to the Company or its Transfer Agent, or, in the event one or more certificates have been lost, stolen, mutilated or destroyed, Holder delivers to the Company a lost certificate affidavit and indemnification agreement reasonably satisfactory to Company and the Transfer Agent.

          (vi) Blackout Period. Notwithstanding the foregoing, the Company may not either send out a redemption notice or effect a redemption during a Blackout Period (defined as a period during which the Company's officers or directors would not be entitled to buy or sell stock because of their holding of material non-public information). In the event the Company initiates a redemption during a Blackout Period without having first made public material non-public information, the Company shall disclose the non-public information that resulted in the Blackout Period, and no redemption shall be effected until at least 10 days after the Company shall have given the Holder written notice that the Blackout Period has been lifted.

          (i) Adjustment to Conversion Rate.

               (i) Adjustment to Fixed Conversion Price Due to Stock Split, Stock Dividend, Etc. If at any time when the Series B Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased. In such event the Company shall notify the Transfer Agent of such change on or before the effective date thereof.

               (ii) Adjustment Due to Merger, Consolidation, Etc. If, prior to the conversion of all Series B Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, or other property, then the Holders of Series B Preferred Stock shall, upon being given at least 30 days advance written notice of such transaction, thereafter have the right to purchase and receive upon conversion of Series B Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities or other property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Series B Preferred Stock held by such Holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Series B Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Rate and of the number of shares issuable upon conversion of the Series B Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Company shall not effect any transaction described in this subsection 5(f) unless (1) Holder has been given at least 30 days advance written notice of such transaction, and (2) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Holders of the Series B Preferred Stock such shares of stock and/or securities or other property as, in accordance with the foregoing provisions, the Holders of the Series B Preferred Stock may be entitled to receive upon conversion of the Series B Preferred Stock.

               (iii) No Fractional Shares. If any adjustment under this Section 5(i) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

     Section 6. Voting Rights. The Holders of the Series B Preferred Stock shall have no voting power whatsoever, except with respect to any amendment to the Company's Certificate of Incorporation which would have an adverse effect on the Series B Preferred Stock or as otherwise provided by the Nevada Corporation Laws.

     Section 7. Status of Converted Stock. In the event any shares of Series B Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Company as Series B Preferred Stock.

     Section 8. Preference Rights. Nothing contained herein shall be construed to prevent the Board of Directors of the Company from issuing one or more series of Preferred Stock with dividend and/or liquidation preferences junior to the dividend and liquidation preferences of the Series B Preferred Stock.

                                                                       EXHIBIT A

                              NOTICE OF CONVERSION
        (To be Executed by the Registered Holder in order to Convert the
                              5% Preferred Stock)

The undersigned hereby irrevocably elects to convert the ___Shares represented by above Certificate No. ____ into shares of common stock of PHARMOS CORPORATION (the "Company") according to the conditions hereof, as of the date written below.

The undersigned represents and warrants that

     All offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to an exemption from registration under the Act, or pursuant to registration of the Common Stock under the Securities Act of 1933, as amended.


--------------------------------                     ---------------------------
Date of Conversion                                   Applicable Conversion Price


--------------------------------                     ---------------------------
Number of Shares of Common Stock                     $ Amount of Conversion
upon Conversion



--------------------------------                     ---------------------------
Signature                                            Name

Address:                                             Delivery of Shares to:

                                                                      EXHIBIT B1


                               PHARMOS CORPORATION

                             COMPLIANCE CERTIFICATE


     The undersigned, an executive officer of PHARMOS CORPORATION, hereby certifies that the representations and warranties made by Pharmos Corporation in the 5% Preferred Stock Securities Purchase Agreement dated March 31, 1997 between Pharmos Corporation and _____________ were true and correct as of the date such representations and warranties were made and are true and correct in all material respects as of the date hereof with the same force and effect as through such representations and warranties had been made on and as of the date hereof.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate as of this 31st day of March 1997.

                                            PHARMOS CORPORATION


                                            By
                                              ----------------------------------
                                            Name
                                                --------------------------------
                                            Title
                                                 -------------------------------

                                                                      EXHIBIT B2


                                    PURCHASER

                             COMPLIANCE CERTIFICATE


     The   undersigned,   _________________,    _________________________,    of
______________________________________  ("Purchaser"), hereby certifies that the representations and warranties made by Purchaser in the 5% Preferred Stock Securities Purchase Agreement dated March 31, 1997 between Pharmos Corporation and Purchaser were true and correct as of the date such representations and warranties were made and are true and correct in all material respects as of the date hereof with the same force and effect as through such representations and warranties had been made on and as of the date hereof.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate as of this 31st day of March 1997.

                                                       PURCHASER

                                                 --------------------------

                                                 By
                                                   -----------------------------

                                                 Name
                                                     ---------------------------
                                                 Title
                                                     ---------------------------

                                                                       EXHIBIT C

                              NOTICE OF CONVERSION

       (To be Executed by the Registered Holder in order to Convert the 5%
                                Preferred Stock)

The undersigned hereby irrevocably elects to convert the ___Shares represented by above Certificate No. ____ into shares of common stock of PHARMOS CORPORATION (the "Company") according to the conditions hereof, as of the date written below.

The undersigned represents and warrants that

     All offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to an exemption from registration under the Act, or pursuant to registration of the Common Stock under the Securities Act of 1933, as amended.
---------------------------------             ----------------------------------
 Date of Conversion                           Applicable Conversion Price

--------------------------------              ----------------------------------
Number of Shares of Common Stock              $ Amount of Conversion
upon Conversion

---------------------------------             ----------------------------------
 Signature                                    Name

 Address:                                     Delivery of Shares to:

                                                                    EXHIBIT 4(h)

                 [FORM OF STOCK PURCHASE WARRANT WITH INVESTORS]

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THIS STOCK PURCHASE WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE 1933 ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

No. W-97D-__

                             STOCK PURCHASE WARRANT
                  To Purchase ______ Shares of Common Stock of

                               PHARMOS CORPORATION


     THIS CERTIFIES that, for value received, ______________ (the "Investor"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after March 31, 1998 (the "Initial Exercise Date") and on or prior to March 31, 2001 (the "Termination Date") but not thereafter, to subscribe for and purchase from PHARMOS CORPORATION, a Nevada corporation (the "Company"), ______ shares of the Company's Common Stock (the "Warrant Shares"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be One Dollar and Seventy-Five Cents ($1.75). The Exercise Price and the number of Warrant Shares shall be subject to adjustment as provided herein. This warrant is being issued pursuant a Preferred Stock Securities Purchase Agreement, dated March 31, 1997, complete with all listed exhibits thereto (the "Agreement") between the Company and the Investor and is subject to its terms. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control.

     1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

     2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

     3. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made at any time or times, in whole or in part, on or after the Initial Exercise Date, or such earlier date as provided in paragraph 11(c) below, and before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in paragraph 11(a) below, by the surrender of this Warrant and the Subscription Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased immediately. In the event upon exercising the Warrant, the transfer agent requires an opinion of counsel, the Company shall have such opinion furnished to the transfer agent to the transfer agent's satisfaction. In the event the Investor is relying on an exemption from registration under the 1933 Act, the Shares shall be issued immediately, if the Investor furnishes an opinion of counsel, reasonably satisfactory to the Company, that such exemption from registration is available. Certificates for shares purchased hereunder shall be delivered to the holder hereof within three business days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares may be by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased.

     4.  No  Fractional   Shares  or  Scrip.  No  fractional   shares  or  scrip
representing fractional shares shall be issued upon the exercise of this Warrant.

     5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof, together with evidence satisfactory to the Company that such transfer or assignment is being made in compliance with all applicable federal and state securities laws; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

     6. Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

     7. No Rights as Shareholder until Exercise. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. If, however, at the time of the surrender of this Warrant and purchase the holder hereof shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

     8. Assignment and Transfer of Warrant. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that this Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the Securities Act, or (ii) in a transaction pursuant to an exemption, if available, from such registration and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Warrant to the effect that the transaction is so exempt.

     9. Loss, Theft, Destruction or Mutilation of Warrant. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

     10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

     11. Effect of Certain Events.

          (a) If at any time the Company proposes (i) to sell or otherwise convey all or substantially all of its assets or (ii) to effect a transaction (by merger or otherwise) in which more than 50% of the voting power of the Company is disposed of (collectively, a "Sale or Merger Transaction"), in which the consideration to be received by the Company or its shareholders consists solely of cash, the Company shall give the holder of this Warrant thirty (30) days' notice of the proposed effective date of the transaction specifying that the Warrant shall terminate if the Warrant has not been exercised by the effective date of the transaction.

          (b) In case the Company shall at any time effect a Sale or Merger Transaction in which the consideration to be received by the Company or its shareholders consists in part of consideration other than cash, or shall issue any shares of its capital stock in a reclassification of the Common Stock, the holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto.

          (c) The Initial Exercise Date shall be accelerated in the event of a Change in Control or a Going Private Transaction, as defined under the Agreement.

     12. Registration Rights. The Company shall register the Warrant Shares pursuant to Section 7 of the Agreement. In the event of the failure of the Company to procure registration of the Warrant Shares by the later of (i) the Initial Exercise Date, as adjusted pursuant to paragraph 11(c) above or (ii) ninety (90) days from the Closing Date (as defined in the Agreement), or during a Suspension, as defined under the Agreement, the Company will pay to the Investor by wire transfer, as liquidated damages for such failure and not as a penalty, two (2%) percent of the product of the Exercise Price and the number of Warrants that have not been exercised, for each of the first two (2) months and three (3%) percent per month thereafter that the registration statement is not effective or that such Suspension continues. If not paid as required, interest on such damages will accrue at a rate of 2% per month. If the Company does not remit the damages to the Investor as set forth above, the Company will pay the Investor reasonable costs of collection, including attorneys fees, in addition to the liquidated damages. Such payment shall be made to the Investor immediately if the registration of the Warrant Shares is not effected and maintained; provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Warrant Shares pursuant to this paragraph 12. The registration of the Warrant Shares pursuant to this provision shall not effect or limit Investor's other rights or remedies as set forth in this Warrant. The obligations of the Company under this paragraph 12 shall cease and terminate upon the earlier to occur of (x) such time as all of the Warrant Shares have been re-sold or (y) such time as all of the Warrant Shares may be re-sold pursuant to Rule 144(k) under the Securities Act.


     13. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter set forth:

          (a) In case the Company shall at any time subdivide its outstanding shares of Common Stock ("Common Shares") into a greater number of Common Shares or declare a dividend or distribution upon its Common Shares payable in Common Shares, the Exercise Price in effect immediately prior to such subdivision or declaration shall be proportionately reduced, and the number of Warrant Shares issuable upon exercise of the Warrants shall be proportionately increased. Conversely, in case the outstanding Common Shares of the Company shall be combined into a smaller number of Common Shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of Warrant Shares issuable upon exercise of the Warrants shall be proportionately reduced.

          (b) In case the Company shall issue rights, options or warrants to holders of its outstanding Common Stock entitling them (for a period within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock at a Price Per Share (as defined in paragraph
     (d) below) which is lower at the date of issuance thereof than the then Current Market Price (as defined in paragraph (e) below) per share of Common Stock at such date, the number of Warrant Shares hereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of this Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock actually subscribed for and purchased, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares of Common Stock which the aggregate Proceeds (as defined in paragraph (d) below) received by the Company on exercise of such rights, options and warrants would purchase at the Current Market Price per share of Common Stock at the date of issuance of such rights, options or warrants. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such rights, options or warrants.

          (c) In case the Company shall distribute to holders of its shares of Common Stock evidences of its indebtedness or assets (excluding dividends or distributions referred to in paragraph (a) above or in the paragraph immediately following this paragraph and excluding any dividend or distribution paid out of the retained earnings of the Company) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of this Warrant by a fraction, of which the numerator shall be the then Current Market Price per share of Common Stock on the date of such distribution, and of which the denominator shall be such Current Market Price, less the then fair value (as determined by the Board of Directors of the Company) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

          (d) For purposes of this Section 13, "Price Per Share" shall be defined and determined according to the following formula:

                           R
                  P = ------------
                           N

         where

                  P =      Price Per Share,

                           R = the "Proceeds" received or receivable by the Company which (i) in the case of shares of Common Stock is the total amount received or receivable by the Company in consideration for the sale and issuance of such shares;

               (ii) in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock or of securities convertible into or exchangeable or exercisable for shares of Common Stock, is the total amount received or receivable by the Company in consideration for the sale and issuance of such rights, options, warrants or convertible or exchangeable or exercisable securities, plus the minimum aggregate amount of additional consideration, other than the surrender of such convertible or exchangeable securities, payable to the Company upon exercise, conversion or exchange thereof; and (iii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable or exercisable securities, is the total amount received or receivable by the Company in consideration for the sale and issuance of such rights, options or warrants, plus the minimum aggregate amount of additional consideration other than the surrender of such convertible or exchangeable securities, payable upon the exercise, conversion or exchange of such rights, options or warrants and upon the conversion or exchange or exercise of the convertible or exchangeable or exercisable securities; provided that in each case the proceeds received or receivable by the Company shall be deemed to be the gross cash proceeds without deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or other performing similar services or any expenses incurred in connection therewith,

     and

     N = the "Number of shares," which (i) in the case of Common Stock is the number of shares issued; (ii) in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock or of securities convertible into or exchangeable or exercisable for shares of Common Stock, is the maximum number of shares of Common Stock initially issuable upon exercise, conversion or exchange thereof; and
          (iii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable or exercisable securities, is the maximum number of shares of Common Stock initially issuable upon conversion, exchange or exercise of the convertible, exchangeable or exercisable securities issuable upon the exercise of such rights, options or warrants.

     If the Company shall issue shares of Common Stock or rights, options, warrants or convertible or exchangeable or exercisable securities for a consideration consisting, in whole or in part, of property other than cash, the amount of such consideration shall be determined in good faith by the Board of Directors of the Company whose determination shall be conclusive.

          (e) For the purpose of any  computation  under  paragraphs (b), (c) or
     (d) of this Section 13, the "Current Market Price" per share of Common Stock at any date shall be the average of the Closing NASDAQ Price of the Common Stock for the thirty (30) trading days commencing 30 trading days before the date of determination. If the Common Stock is not traded on Nasdaq, the Current Market Price shall be the average closing price (and if not available, the mean of the high and low prices) of the Common Stock on the over-the-counter-market or the principal national securities exchange or the National Market System on which the Common Stock is traded for the thirty (30) trading days commencing 30 trading days before the date of determination.

          (f) Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise
     Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

          (g) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would result in an increase or decrease of at least one percent (1%) percent of the Exercise Price; provided that any adjustments which by reason of this paragraph (h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

          (h) No adjustment in the number of Warrant Shares purchasable upon the exercise of this Warrant need be made under paragraph (b), (c) or (d) if the Company issues or distributes to the holder of this Warrant the shares, rights, options, warrants or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which the holder of this Warrant would have been entitled to receive had this Warrant been exercised prior to the happening of such event or the record date with respect thereto. In no event shall the Company be required or obligated to make any such distribution otherwise than in its sole discretion. No adjustment in the number of Warrant shares purchasable upon the exercise of this Warrant need be made for sales of Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value of the Common Stock.

          (i) In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the holder of this Warrant shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of this Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (i), inclusive, above.

     14. Voluntary Adjustment by the Company. The Company may at its option, at any time during the term of this Warrant, reduce the then current Exchange Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

     15. Notice of Adjustment. Whenever the number of Warrant shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the transfer agent for the Common Stock and to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

     16. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. Such reservation of shares of Common Stock shall be in addition to those shares of Common Stock reserved pursuant to the Company's Certificate of Designation for its Series B Preferred Stock. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of NASDAQ or any domestic securities exchange upon which the Common Stock may be listed.

     17. Restrictions on Exercise. Notwithstanding anything to the contrary contained herein, no Warrants may be converted by a holder of Warrants ("Holder") to the extent that, after giving effect to the shares of Common Stock issued pursuant to the exercise hereof, the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of shares of Series A Preferred Stock or Series B Preferred Stock or Warrants or ownership of other securities that have limitations on a Holder's rights to convert or exercise similar to those limitations set forth herein), together with all shares of Common Stock deemed beneficially owned by Holder's "affiliates" (as defined in Rule 144 under the 1933 Act) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934, as amended, exists, would exceed 4.99% of the total issued and outstanding shares of Common Stock, provided that each Holder shall have the right to waive this restriction, in whole or in part, immediately in case of a pending Change in Control Transaction (as defined in the Agreement) and in any other case upon 61 days prior to the exercise hereunder by Holder. The exercise of all or part of this Warrant by any Holder shall be deemed a representation by such Holder it is in compliance with this
Section 17. A transferee of Warrants shall not be bound by this provision unless it expressly agrees to be so bound. The term "deemed beneficially owned" as used in this Section 17 shall exclude shares that might otherwise be deemed beneficially owned by reason of the exercisability of the Warrants.

     18. Miscellaneous.

          (a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of New York and for all purposes shall be construed in accordance with and governed by the laws of said state without regard to its conflict of law, principles or rules.

          (b) Restrictions. The holder hereof acknowledges that the Common Stock acquired upon the exercise of this Warrant, if not registered, may have restrictions upon its resale imposed by state and federal securities laws.

          (c) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

          (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the holders hereof or the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, or by overnight courier or by facsimile to each such holder at its address (or fax number) as shown on the books of the Company or to the Company at the address (or fax number) set forth in the Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.


Dated:  March 31, 1997

                                       PHARMOS CORPORATION



                                       By
                                         ------------------------------
                                                  Officer

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                    Do not use this form to purchase shares.)


     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is ______________

__________________________________________________.



                                                   Dated: ______________, 199_



                               Holder's Signature:
                                                 -----------------------------

                               Holder's Address:
                                                 -----------------------------

                                                 -----------------------------


Signature Guaranteed: ___________________________________________


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                         [FORM OF ELECTION TO PURCHASE]

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase______ Shares of Common Stock at an Exercise Price of $_________ , and herewith tenders in payment for such securities a certified check or official bank check payable in New York Clearing House Funds to the order of Pharmos Corporation in the amount of $___________ , all in accordance with the terms of the Stock Purchase Warrant of Pharmos Corporation, dated March 31, 1997. The undersigned requests that a certificate for such securities be registered in the name of _________ whose address is_________________ and that such Certificate be delivered to_______________ whose address is_____________________ .

Dated:
                                            Signature
                                                     ---------------------------
                                                     (Signature  must conform in
                                                     all  respects  to  name  of
                                                     holder as  specified on the
                                                     face    of   the    Warrant
                                                     Certificate.)

                                                (Insert Social Security or Other
                                                   Identifying Number of Holder)

                                                                       EXHIBIT 5

                                                                  April 30, 1997


Pharmos Corporation
2 Innovation Drive
Alachua, FL 32615

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission in connection with the offer of certain selling stockholders named therein (the "Selling Stockholders") to sell from time to time up to 10,000,000 shares (the "Shares") of the Common Stock, par value $.03 per share, of Pharmos Corporation (the "Company") upon conversion of the Preferred Stock issued in connection with the March 31, 1997 private placement transaction (the "Private Placement Transaction") and up to 159,000 shares of the Company's Common Stock (the "Warrant Shares") issuable upon the exercise of certain warrants issued in connection with the Private Placement Transaction (the "Warrants"). As your counsel in connection with the Private Placement Transaction and the offer and sale of the Shares and the issuance of the Warrants, we have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of the Company and of public officials and such other matters and documents as we have deemed necessary or relevant as a basis for this opinion.

Based on these examinations, it is our opinion that the Shares and the Warrant Shares, when issued upon payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to this firm under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement.


         Very truly yours,

         EILENBERG & ZIVIAN
         /s/Eilenberg & Zivian
         ---------------------------

                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Shareholders of Pharmos Corporation

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 31, 1997 appearing in Pharmos Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/PRICE WATERHOUSE LLP
--------------------------
PRICE WATERHOUSE LLP
New York, New York
April 29, 1997